                                                                   EXHIBIT 10.31


















                            MILLENNIUM CORPORATE PARK

                                 LEASE AGREEMENT





                               REDMOND, WASHINGTON

        THIS LEASE is made the 11th day of December, 1997, between MILLENNIUM CORPORATE PARK L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY (the "Landlord"), and MOSAIX, INC., a Washington corporation (the "Tenant").


                                    RECITALS

        (A) Capitalized terms used herein are defined in Article 20 of this Lease.

        (B) The Landlord is the owner of the Lands, subject however to existing liens and encumbrances of record, and has constructed, or is in the process of constructing, improvements thereon, including the Building generally in accordance with the plans set forth in SCHEDULE "A".

        (C) The Landlord and the Tenant desire to enter into a lease with respect to the Leased Premises.

            NOW THEREFORE in consideration of the rents, covenants and agreements hereinafter reserved and contained, the parties agree to this Lease of the Leased Premises on the terms and conditions set forth herein:

                                   BASIC TERMS

 .01     AREA OF LEASED PREMISES:    All of Building C, consisting of
                                    approximately 102,594 square feet. The
                                    actual Area of the Leased Premises shall be
                                    measured in accordance with BOMA (as defined
                                    in Section 20.02) by Landlord's Architect
                                    following completion of the Building shell
                                    and the Monthly Rent and other charges due
                                    from Tenant under this Lease shall be based
                                    on such actual measurement.

 .02     BASIC TRIPLE NET RENT:                              Monthly Rate
                                    Months                  Per Square Foot      Monthly Rent
                                    ------                  ---------------      ------------
                                    Commencement Date
                                    through
                                    February 28, 1999                 $1.13       $115,931.22

                                    March 1, 1999 through
                                    February 28, 2002                 $1.13       $115,931.22

                                    March 1, 2002 through
                                    February 28, 2005                 $1.20       $123,112.80

                                    March 1, 2005 through
                                    February 28, 2009                 $1.35       $138,501.90


 .03     PERMITTED USE:              General office use.


 .04     TERM:                       Commencement Date through February 28, 2009, with two (2)
                                    options to renew pursuant to Article 1.02 below.

 .05     SECURITY DEPOSIT:           $0.00

         The foregoing Basic Terms are agreed to by the Landlord and the Tenant and any reference in this Lease to any one of the same shall include the provisions set forth above with respect thereto and in addition any more specific definition or reference hereinafter provided.


                                    ARTICLE I
                                 DEMISE AND TERM

1.01 DEMISE AND TERM

         The Landlord does hereby demise and lease unto the Tenant the Leased Premises to have and to hold for and during the Term. For so long as the Tenant duly and punctually pays the Rent, and performs and observes its covenants herein undertaken, the Tenant shall be entitled for the benefit of the Leased Premises to enjoy, upon the terms and conditions established or altered pursuant to this Lease, the use in common with others entitled thereto of the Common Areas and the Common Facilities.

1.02    OPTION TO RENEW TERM.

        (a) OPTION GRANTED. Provided Tenant is not in default under this Lease, and subject to the conditions described in this Article, Tenant shall have the option to renew the Term of this Lease for two (2) consecutive periods of three
(3) to five (5) years each (such renewal periods are hereinafter referred to as a "Renewal Term" or as the "First Renewal Term" and the "Second Renewal Term"). The First Renewal Term shall commence immediately following the expiration of the Term and the Second Renewal Term shall commence immediately following the expiration of the First Renewal Term.

        (b) EXERCISE OF OPTION. With respect to the First Renewal Term, Tenant shall exercise its option to renew, if at all, by giving Landlord written notice (the "First Exercise Notice") of Tenant's intention to do so at least nine (9) months prior to the expiration of the Term. The First Exercise Notice shall set forth the duration of the First Renewal Term, which shall be a minimum of three
(3) years and a maximum of five (5) years. With respect to the Second Renewal Term, Tenant shall exercise its option, if at all, by giving Landlord written notice (the "Second Exercise Notice") of Tenant's intention to do so at least nine (9) months prior to the expiration of the First Renewal Term. The Second Exercise Notice shall set forth the duration of the Second Renewal Term, which shall be a minimum of three (3) years and a maximum of five (5) years. In the event Tenant fails to timely exercise its renewal option for either the First Renewal Term or the Second Renewal Term, this Article 1.02 shall be considered null and void and of no further force and effect. If Tenant is in default under this Lease, Tenant shall have no right to renew the term of this Lease; provided, that the period of time within which said option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise said option because of a default.

        (c) TERMS OF RENEWAL. In the event Tenant validly exercises its option to renew the Term as herein provided, Tenant's lease of the Leased Premises for each Renewal Term shall be on the same terms and conditions contained in the Lease, except that (i) Basic Triple Net Rent for each Renewal Term shall be as set forth hereinbelow, (ii) there shall be no allowances, commissions, or other concessions paid by Landlord except as otherwise provided for herein and expressly made applicable to a Renewal Term, and (iii) no additional options to renew shall apply following the expiration of the Second Renewal Term. Basic Triple Net Rent shall be adjusted as of the commencement date of each applicable Renewal Term as follows:

            (1) Landlord shall notify Tenant in writing (the "Option Rent Proposal") within fifteen (15) days after receipt of the applicable Exercise Notice of the Basic Triple Net Rent for which Landlord is willing to lease the Premises during the applicable Renewal Term, and any new or revised Lease provisions which Landlord is then using in Landlord's standard lease form and which Landlord wishes to include in the Renewal Term lease (the "New Terms"). The rental rate quoted in the Option Rent Proposal shall be based on the then "Prevailing Market Rental Rate" as defined hereinafter.

            (2) Upon receipt of the Option Rent Proposal, Tenant shall have an additional fifteen (15) days during which to notify Landlord in writing (the "Option Rent Acceptance Notice") that Tenant elects to exercise the applicable renewal option and lease the Premises for the applicable Renewal Term at the Basic Triple Net Rent and upon New Terms presented by Landlord in the Option Rent Proposal.

            (3) Notwithstanding subsection (2) above to the contrary, Tenant may during the fifteen (15) days after the receipt of Option Rent Notice submit in writing ("Option Rent Counter Proposal") to Landlord notice of the Basic Triple Net Rent Tenant is willing to lease the Premises for with respect to the applicable Renewal Term and any comments Tenant may have on the New Terms as presented by Landlord. The rental rate contained in the Option Rent Counter Proposal shall be based on the then Prevailing Market Rental Rate as defined hereinafter. In the event Tenant submits an Option Rent Counter Proposal, Landlord and Tenant shall attempt to agree upon the Basic Triple Net Rent and New Terms for the applicable Renewal Term within an additional thirty (30) days from the receipt of the Option Rent Counter Proposal. If Landlord and Tenant are successful in agreeing on Basic Triple Net Rent and New Terms within the said thirty (30) day period, Tenant then shall submit an Option Rent Acceptance Notice to Landlord reflecting such amount and New Terms as agreed. If Landlord and Tenant fail to agree upon the Basic Triple Net Rent and New Terms within said thirty (30) day period, and provided that Tenant has not exercised its Contraction Option under Section 1.04 below and will be occupying the entire Leased Premises initially leased under this Lease during the applicable Renewal Term, such Basic Triple Net Rent and terms shall be determined pursuant to subsection 1.02(c)(4) below. If Tenant will be occupying less than the entire Leased Premises initially leased under this Lease during the applicable Renewal Term and Tenant has not exercised its Contraction Option under Section 1.04 below and Landlord and Tenant fail to agree upon the Basic Triple Net Rent and New Terms within said thirty (30) day period, Tenant shall be deemed to have elected to relinquish its option to renew for the applicable Renewal Term and all other rights under this Article 1.02, and this Lease shall terminate upon the original termination date.



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

            (4) Within ten (10) days after the expiration of the thirty (30) day period set forth in the previous sentence, each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Leased Premises are located to set Basic Triple Net Rent and establish the New Terms for the applicable Renewal Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Basic Triple Net Rent and the New Terms for the applicable Renewal Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Basic Triple Net Rent and New Terms for the applicable Renewal Term. The Basic Triple Net Rent shall be based on the Prevailing Market Rental Rate. If the two appraisers are unable to agree within ten (10) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Basic Triple Net Rent and New Terms. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within ten (10) days after the selection of the third appraiser, a majority of the appraisers shall set Basic Triple Net Rent and New Terms for the applicable Renewal Term. If a majority of the appraisers are unable to agree upon the Basic Triple Net Rent and New Terms within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Basic Triple Net Rent for the Leased Premises during the applicable Renewal Term. If, however, the low appraisal and/or the high appraisal is/are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Basic Triple Net Rent for the Leased Premises during the applicable Renewal Term. If the appraisers are unable to agree on all of the New Terms, such New Terms as are agreed upon, if any, shall be applicable for the Renewal Term.

            (5) The term "Prevailing Market Rental Rate" as used in this Article
1.02 shall mean rental rates that a majority of landlords in the area, whose ownership status are similar to the Landlord, are willing to lease premises that are in comparable condition and location with the Premises, to tenants of similar financial and credit worthiness as Tenant, for a similar term of the lease, as of the applicable Renewal Term commencement date if such premises were exposed for lease on the open market for a reasonable period of time. Rental rates quoted or used under sublease agreements or predetermined option rights shall be considered rates of special circumstances and shall be excluded from the definition of the Prevailing Market Rental Rate under this Article 1.02.

            (6) Notwithstanding anything to the contrary provided in this
Article 1.02, if Landlord and Tenant fail to agree on the Basic Triple Net Rent and other terms for the applicable Renewal Term within the thirty (30) day period set forth in subsection (3) above, Landlord shall have the right to actively market the Premises to any potential third party tenants.

        (d) OPTION PERSONAL TO TENANT. The renewal option set forth in this
Article 1.02 is granted for Tenant's personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under this Lease, the renewal option granted hereunder shall be void and of no further force and effect, whether or not Tenant shall have purported to exercise the renewal option prior to such assignment or sublease.

        (e) AMENDMENT TO LEASE. In the event Tenant timely and properly exercises the renewal option, Landlord and Tenant shall within fifteen (15) days after the determination of Basic Triple Net Rent and the New Terms for the applicable Renewal Term execute an amendment to this Lease extending the Term for the applicable Renewal Term at the established Basic Triple Net Rent and on the New Terms agreed upon or, if applicable, as determined by the appraisers.

1.03    RIGHT OF FIRST REFUSAL

        (a) GRANT OF RIGHT. Landlord agrees that, to the extent that portions of the 25,000 square feet of space located on the first (1st) floor of Building B in the location shown on SCHEDULE A-2 become available to lease during the first thirty-six (36) months of the Term, prior to leasing any portion of the space (each such portion being referred to as "Right of First Refusal Space") to a third party, Landlord shall notify Tenant in writing that Landlord has received an offer to lease a portion of the Right of First Refusal Space from a third party (the "Offer") and Tenant shall have the right (each, a "Right of First Refusal") to rent the Right of First Refusal Space on the terms set forth in this Article 1.03.

        (b) EXERCISE OF RIGHT OF FIRST REFUSAL. Provided that Tenant is not then in default hereunder, Tenant may exercise the Right of First Refusal by sending Landlord, within five (5) days of receipt by Tenant of the Offer, a notice stating that Tenant elects to rent the Right of First Refusal Space upon the terms and conditions set forth in this Article 1.03. If Tenant duly and timely exercises the Right of First Refusal, Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the Right of First Refusal Space upon the terms set forth in this Article 1.03. If for any reason Tenant fails to duly and timely exercise its Right of First Refusal, or if Tenant properly exercises such right but thereafter does not enter into an amendment within ten
(10) days after Landlord delivers such amendment, Landlord shall be free to lease the Right of First Refusal Space to any third party on the terms of the Offer. Should Landlord not lease the Right of First Refusal Space to a third party on the Offer terms, or if the Right of First Refusal Space leased to a third party in accordance with this provision becomes available again during the Term, Tenant's Right of First Refusal shall continue in accordance with the foregoing provisions for the first thirty-six (36) months of the Term, upon which date this Right of First Refusal shall expire. Each Right of First Refusal shall, at Landlord's election, be null and void if Tenant is in default under this Lease at the date Landlord would otherwise notify Tenant of the Offer or at any time thereafter and prior to commencement of Tenant's lease of the Right of First Refusal Space.

        (c) TERMS OF RIGHT OF FIRST REFUSAL SPACE. Tenant's lease of the
Right of First Refusal Space shall be on terms identical to those set forth in this Lease, except that (i) the lease term for such Right of First Refusal Space shall be co-terminus with the Term (including any renewal options) of this Lease, (ii) Basic Triple Net Rent for the Right of First Refusal Space shall be at the per rentable square foot rate in effect under this Lease during the term of Tenant's lease of such Right of First Refusal Space, (iii) notwithstanding anything to the contrary in the Offer, Tenant shall lease the greater of (1) 5,000 square feet of the Right of First Refusal Space, or (2) a minimum of 75% of the amount of Right of First Refusal Space covered by the Offer, (plus any applicable load factor) each time it exercises a Right of First Refusal, and
(iv) other than the "Right of First Refusal Space Allowance" set forth below, there shall be no concessions with respect to the Right of First Refusal Space including, without limitation, free rent, allowances, or leasing commissions, or other concessions made by the Landlord initially with respect to this Lease except as otherwise provided for herein and expressly made applicable to the Right of First Refusal Space. If Tenant duly and timely exercises its Right of First Refusal, Landlord shall provide Tenant with an allowance (the "Right of First Refusal Space Allowance") equal to $31.00 per useable square foot of Right of First Refusal Space leased by Tenant. The Right of First Refusal Space Allowance shall be used solely for the design and construction of permanently affixed tenant improvements to the Right of First Refusal Space. Any tenant improvements to the Right of First Refusal Space shall be constructed by Landlord in accordance with the provisions set forth on Schedule B with respect to the construction of the initial Tenant Improvements.

        (d) RIGHT PERSONAL TO TENANT. The Right of First Refusal set forth in this Article 1.03 is granted for Tenant's personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under this Lease, the Right of First Refusal granted hereunder shall be void and of no further force and effect, except to the extent that Tenant then occupies Right of First Refusal Space.


1.04    CONTRACTION OPTION.

        (a) OPTION GRANTED. Subject to the conditions set forth in this Article 1.04, Tenant shall have the one-time option to terminate this Lease with respect to a portion of the Leased Premises (the "Contraction Option") effective on the fifth (5th) anniversary of the Commencement Date (the "Contraction Date").

        (b) CONDITIONS. Tenant's Contraction Option shall be subject to Tenant satisfying the following conditions:

            (1) Tenant shall give Landlord at least nine (9) months prior written notice (the "Contraction Notice") of its election to exercise the Contraction Option. The Contraction Notice shall contain a floor plan showing the proposed space to be returned (the "Released Space") and an estimate of the rentable square footage of such Released Space.

            (2) On or before the date which is ninety (90) days prior to the Contraction Date, Tenant shall pay to Landlord a fee equal to Landlord's reasonable determination of a pro rata share of the unamortized portion of all leasing commissions, tenant improvement costs, all other allowances, and concessions granted or paid by Landlord under this Lease as of the Contraction Date. Such pro rata share shall be based on the size of the Released Space.

            (3) The Released Space shall be contiguous space of not less than 5,000 rentable square feet and not more than 20,000 rentable square feet.



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

            (4) The Released Space shall be in a location reasonably acceptable to Landlord and, at a minimum, shall (A) have access to a common corridor, (B) have reasonable access to Common Areas and Common Area Facilities, and (C) be space that a reasonable tenant and a reasonable landlord would consider leasing, taking into account such factors as space configuration.

            (5) At least ninety (90) days prior to the Contraction Date, Landlord and its contractors shall have access to the Leased Premises for the purpose of planning any necessary demising walls, doors, or other necessary modifications to segregate the Released Space from the Leased Premises.

            (6) The Contraction Option shall be void if Tenant is in default under the Lease at the time Tenant exercises its Contraction Option or on the Contraction Date.

        (c) TERMS OF REMAINING LEASED PREMISES. Provided that the conditions set forth in subsection (b) above are met, effective on the Contraction Date, all Lease terms shall remain in effect except that (1) the Leased Premises shall consist of the Leased Premises minus the Released Space, and (2) Basic Triple Net Rent and Additional Rent shall be reduced proportionately to reflect the removal of the Released Space from the Leased Premises.

        (d) AMENDMENT TO LEASE. In the event Tenant timely and properly exercises the Contraction Option, Landlord and Tenant shall within sixty (60) days after receipt of the Contraction Notice by Landlord sign an amendment to this Lease confirming the size of the Released Space, the size of the remaining Leased Premises, the Basic Triple Net Rent and Additional Rent applicable to the remaining Leased Premises, and any other terms related to the downsizing that either party reasonably requests.

1.05    SURRENDER OF LEASED PREMISES

        Upon the expiration or sooner termination of this Lease, the Tenant shall vacate and surrender to the Landlord the Leased Premises in accordance with the provisions of this Lease. Except to the extent as otherwise expressly agreed by the Landlord in writing, no leasehold improvements shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that the Tenant shall at the end of the Term remove such leasehold improvements as the Landlord shall require to be removed together with all of Tenant's trade fixtures, furnishings, equipment and inventory and special improvements installed by Tenant following the initial build-out of the Leased Premises.

        The Tenant shall, in the case of every installation and removal of any improvements, trade fixtures, furniture or equipment, either during or at the end of the Term, make good any damage caused to the Leased Premises and any leasehold improvements therein by such installation and removal.


                                    ARTICLE 2
                                      RENT

2.01    BASIC TRIPLE NET RENT

        The Tenant shall pay to the Landlord for the Term the Basic Triple Net Rent specified in Basic Term .02 in advance on the first day of each and every month during the Term. The first monthly payment shall be paid on the Commencement Date. If the Term commences on a day which is not the first day of a calendar month, then the first payment of Basic Triple Net Rent payable on the broken portion of a calendar month at the beginning of the Term shall be pro rated on a daily basis.

2.02    Additional Rent

        The Tenant shall pay to the Landlord for each and every Lease Year or portion thereof, the Additional Rent for such Lease Year or portion thereof. The amount of Additional Rent which the Tenant is to pay in each Lease Year or portion thereof shall be estimated by the Landlord in advance and the Tenant shall pay to the Landlord such amount in equal monthly payments in advance during such Lease Year or the portion thereof. The amount of the estimated Additional Rent may be adjusted, from time to time, during a Lease Year by the Landlord giving notice to the Tenant, in which event the remaining payments to be made by the Tenant as aforesaid in such Lease Year shall be adjusted accordingly. All remedies of the Landlord on non-payment of rent shall be applicable to the Additional Rent and the obligation of the Tenant to pay any monies pursuant to this Lease shall survive the expiration or sooner termination of this Lease. Notwithstanding the above provisions to the contrary, Tenant shall not be obligated to pay increases in the Controllable Costs above twelve percent (12%) per year following the first full calendar year of the Term.

2.03    ADJUSTMENT OF ADDITIONAL RENT

        Within ninety (90) days after the end of each Lease Year, the Landlord shall furnish to the Tenant a statement of the actual amount of Additional Rent payable by the Tenant for such preceding Lease Year and showing in reasonable detail the information relevant and necessary to the calculation thereof. If the amount payable by the Tenant as shown on such statement is more or less than the Additional Rent paid by the Tenant to the Landlord for such Lease Year pursuant to Article 2.02, the appropriate adjustment as between the Landlord and the Tenant shall be made within fourteen (14) days of delivery of such statement. Any payment made by the Landlord or made by the Tenant and accepted by the Landlord in respect of any adjustment made pursuant to this Article 2.03 shall be without prejudice to the right of the Landlord or the Tenant to claim a re-adjustment provided such claim if made by the Tenant is made within ninety
(90) days after, or if made by the Landlord is made within one hundred twenty
(120) days after, the date of delivery of the statement referred to in this
Article 2.03. The Tenant shall have the right for a period of ninety (90) days following receipt of the aforesaid statement to, at its sole expense, inspect during the Landlord's normal business hours, subject to the inspection being reasonable in all the circumstances, any record kept or held by the Landlord of the costs or expenses claimed by the Landlord for such Lease Year and the Landlord shall make its said records available accordingly.

2.04    MANNER AND PLACE OF PAYMENT

        All Rent and all other sums payable by the Tenant to the Landlord hereunder shall be paid to the Landlord at the office of the Landlord hereinafter set forth, or at such other place as the Landlord may in writing, from time to time, direct without notice or demand, except as otherwise specifically provided herein, and without deduction, set off or abatement for any reason whatsoever. The Landlord may at its option apply all or any sums received from or due to the Tenant against amounts due and payable by the Tenant hereunder in such manner as the Landlord sees fit, regardless of any designation or instructions by the Tenant to the contrary. If Tenant fails to pay when due any Rent, Additional Rent, or any other sum, such unpaid amount will bear interest at the rate equal to the Prime Rate plus five percent per annum (but no more than the maximum rate permitted by law) from the due date until paid. In addition, Tenant acknowledges that the late payment by Tenant of any payment of Rent, Additional Rent or of any other sum due to Landlord will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of these costs being extremely difficult and impractical to ascertain. These costs include processing and accounting expenses and late charges which may be imposed on Landlord by its lender. Therefore, if any sum due from Tenant is not received by Landlord within 10 days after notice from Landlord that such sum is due, Tenant shall pay Landlord a late charge equal to three percent of the late payment or $100, whichever is greater. If any such sum is not received by Landlord within 20 days after notice from Landlord, the amount of the late charge paid by Tenant shall be five percent of the late payment or $175, whichever is greater. If any such sum is not received by Landlord within 30 days after notice from Landlord, the amount of the late charge to be paid by Tenant shall be seven percent of the late payment or $300, whichever is greater. The parties agree these late charges represent a reasonable estimate of the costs that Landlord will incur by reason of Tenant's late payment.

2.05    IRREGULAR CALCULATION OF BASIC TRIPLE NET RENT

        If for any reason it becomes necessary to calculate Basic Triple Net Rent for a period of less than one month the same shall be pro rated on a daily basis based on the number of days in the applicable month.

2.06    DISPROPORTIONATE ALLOCATION

        Notwithstanding anything else herein otherwise contained, to the extent that the Landlord, acting reasonably, determines that an item included in Additional Rent properly related to only a portion of the Development or to a portion of the Building, the Landlord may allocate such item to such portion of the Development or Building, as the case may be, in which event the Tenant's Proportionate Share, if the Leased Premises are within such portion, shall be calculated in relation to the Gross Rentable Area of all leasable premises in such portion.

2.07    NET LEASE INTENT

        Except to that extent otherwise specifically provided herein this Lease shall be a net lease to the Landlord such that the Basic Triple Net Rent shall be received by the Landlord free of all expenses whatsoever, it being the intent that the Tenant shall pay for its own account all amounts, charges, costs, duties, fees, rates and taxes in any way relating to the Leased Premises as well as the Additional Rent herein provided.

2.08    SECURITY DEPOSIT. INTENTIONALLY DELETED.



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

                                    ARTICLE 3
                  CONSTRUCTION AND FIXTURING OF LEASED PREMISES

3.01    LANDLORD'S WORK AND TENANT IMPROVEMENTS

        Landlord shall complete the base, shell and core of the Building (the "Landlord's Work"). All improvements to the Leased Premises not included in Landlord's Work (the "Tenant Improvements") shall be constructed by Landlord or Landlord's contractor pursuant to the provisions of SCHEDULE "B" hereto. Except to the extent that the Building core work is included in the description of Tenant Improvements on Schedule "B", the Landlord's Work shall be performed at Landlord's expense.

3.02    COMMENCEMENT OF THE CONSTRUCTION

        If, at any time prior to the commencement of construction of the Building or the Development, the Landlord is in its opinion unable to obtain satisfactory government approvals including, without limiting the generality of the foregoing, development permits or building permits, with respect to the Building or the Development, then the Landlord shall have the right and option at any time thereafter to cancel this Lease and in such event, any money or security deposited hereunder shall be returned to the Tenant without interest, this Lease shall thereafter be null and void and neither party shall have any further claim, the one against the other.

3.03    PAYMENT FOR OTHER WORK

        All work done at the Tenant's request over and above the Tenant Improvements (including the supplying of materials or equipment) by the Landlord or its contractors or sub-contractors in or relating to the Leased Premises shall be paid for by the Tenant within thirty (30) days of Landlord's request for payment.

3.04    ACCEPTANCE OF LEASED PREMISES

        The taking of possession of the Leased Premises by the Tenant shall be deemed to be conclusive proof that except for items noted in a "punch-list" prepared by the Tenant during a joint inspection by the Tenant and the Landlord at the time of the taking of such possession, the Leased Premises are in the condition called for by this Lease to the extent that the Landlord is responsible therefor and that the Landlord has performed all of the Landlord's Work and Tenant Improvements with respect thereto in a good and workmanlike manner and Tenant has accepted the Leased Premises in "as is" condition. The itemizing of any matter in such list by the Tenant shall not preclude the Landlord from disputing the categorization of such matter as a deficiency.


                                    ARTICLE 4
                               CONDUCT OF BUSINESS

4.01    USE OF LEASED PREMISES

        The Tenant shall not use or occupy the Leased Premises or any part thereof for any purpose other than the Permitted Use without first obtaining the written consent of the Landlord. Tenant represents and warrants to Landlord that the Permitted Use is a lawful and permitted use under the zoning code of the City of Redmond.

4.02    PROHIBITED USES

        The Tenant shall not, at any time, carry on nor cause, permit or allow to be carried on in the Leased Premises any fire sale, distress sale, bankruptcy sale, going-out-of-business sale, or any other business sale designed to convey to the public that business operations are to be discontinued, an auction, a pawn business, a mail order business or any other business which because of the merchandise likely to be sold or the merchandising or pricing methods likely to be used would, in the reasonable opinion of the Landlord, tend to lower the character of the Development.

4.03    OPERATIONS DURING THE TERM

        The Tenant acknowledges that its continued occupancy of the Leased Premises and the regular conduct of its business therein are of the utmost importance to the Landlord in avoiding the appearance and impression generally created by vacant space in a development, in facilitating the leasing of vacant space, and in the renewal of other leases, and that the Landlord will suffer substantial damage if the Leased Premises are vacated or left vacant during the Term even if Basic Triple Net Rent is paid.

        The Tenant shall on the Commencement Date commence and thereafter during the Term, actively and diligently carry on in the Leased Premises the business specified as the Permitted Use, and shall without limiting the generality of the foregoing, conduct its business in the entire Leased Premises. The Tenant will not during the Term vacate or abandon the Leased Premises either in full or in part.

4.04    SIGNS

        The Tenant shall not erect or place, or cause or allow to be erected or placed or maintain any signs of any nature or kind whatsoever either on the exterior walls of the Leased Premises or elsewhere in the Development. The Tenant shall not erect or place or cause or allow to be erected or placed in the windows of the Leased Premises, any signs, decoration, lettering or advertising matter of any kind (including signs placed in the interior of the Leased Premises for exterior view). Notwithstanding the above to the contrary, Landlord will install appropriate location and direction signs, two (2) exterior signs on the Building, and an entrance monument sign adjacent to Building C with Tenant's name on it, with a design to be agreed upon between Landlord and Tenant and of sizes and in locations acceptable to Landlord in Landlord's discretion. Landlord shall have the right, at the expiration of the Term or such shorter period to which the approval relates, to remove all of Tenant's signage at Tenant's sole cost and expense. Landlord will obtain all necessary approvals from the City of Redmond with respect to any sign of Tenant installed in the Development.

4.05    NUISANCE AND ANNOYANCE

        The Tenant shall not use or occupy the Leased Premises or cause or permit the same to be used or occupied for any unlawful purpose, or for any dangerous, noxious or offensive trade or business, or for any purpose likely to cause a nuisance or annoyance to the Landlord or any other tenants of the Development nor undertake any operation likely to cause the same, nor commit or cause to be done any waste, damage or disfigurement or injury to the Development or any part thereof nor permit or cause the overloading of any floors therein.

4.06    DELIVERY OF SUPPLIES AND MATERIALS

        The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Leased Premises and all loading, unloading and handling thereof shall be done through such entrances as designated by the Landlord.

4.07    ORDINANCES AND REGULATIONS

        The Tenant shall, at Tenant's expense, observe and fulfill the provisions and requirements of all statutes, ordinances, laws, rules and regulations now in force or which may hereafter be in force, relating directly or indirectly to the use or occupancy of the Leased Premises and shall comply with all reasonable requirements of any insurer under any policy of insurance affecting the Development.

4.08    RULES AND REGULATIONS

        The Tenant shall observe and comply with and use its best efforts to cause its employees, agents, licensees and invitees to observe and comply with any and all rules and regulations communicated by the Landlord to the Tenant (including the Rules and Regulations attached hereto as SCHEDULE "C"), from time to time, which in the judgment of the Landlord are necessary or desirable in relation to all aspects of the use and occupancy by the Tenant of the Leased Premises, the Building, the Common Areas and the Common Facilities including for the reputation, care, safety and appearance of the Development, the preservation of good order therein and the operation and maintenance thereof, provided that such rules and regulations do not conflict with any express provisions of this Lease and are not discriminatory against the Tenant. The Tenant specifically acknowledges that the Landlord has and shall have the right to make rules and regulations as aforesaid.


                                    ARTICLE 5
                                     REPAIRS

5.01    TENANT'S REPAIRS

        Except for repairs which are the Landlord's responsibility pursuant to
Article 5.06 below (including all repairs to the heating, ventilating and air-conditioning systems), the Tenant shall at all times during the Term, at its own cost and expense, repair, maintain, operate and keep the Leased Premises, all equipment, fixtures, plumbing and electrical systems installed within the Leased Premises by or for the sole use of the Tenant, and any improvements now or hereafter made to the Leased Premises in good order, first class condition and repair (reasonable wear and tear excepted). The Tenant shall be responsible for all janitorial services respecting the Leased Premises (including the washing of the inside of windows therein) so as to keep the Leased Premises in a clean and tidy condition. Tenant may request that repairs or maintenance required under this Article 5.01 be performed by Landlord and, if Landlord elects to perform repairs or maintenance requested by Tenant, the costs and expenses thereof shall be paid by Tenant to Landlord as Additional Rent within ten (10) days of Landlord's request for payment.

5.02    PERIMETER WALLS AND GLASS

        The Tenant shall promptly repair or make whole all damaged glass, plate glass, doors, windows, and perimeter walls in the Leased Premises as and whenever the same is required if the damage is caused by the negligent act or omission of Tenant.

5.03    LANDLORD'S EXAMINATION OF LEASED PREMISES

        The Landlord and any employee, agent or contractor of the Landlord shall be entitled, upon reasonable advance notice, at any time during normal business hours and at any time without notice in the event of an emergency, to enter and examine the state of maintenance, repair, decoration and cleanliness of the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, replacements or decoration or cleaning as is the responsibility of the Tenant and as may be found necessary from such examination.

5.04    LANDLORD'S RIGHT TO REPAIR

        In the event that the Tenant fails forthwith after receipt of written notice thereof, or within such reasonable time thereafter if for any cause beyond the control of the Tenant it is not reasonable in the circumstances (it being agreed that lack of finances on the part of the Tenant shall not be treated as a cause beyond the Tenant's control), to commence and diligently proceed to perform such maintenance or effect such repairs, replacements, decorations or cleaning as so specified in any notice given by the Landlord, the Landlord, its employees, agents or contractors may, but shall not be obligated to, enter the Leased Premises and at the Tenant's expense, perform and carry out the same and the Landlord in so doing shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom and in the event the Landlord expends any monies pursuant to the provisions of this Article 5.04, the Tenant shall pay the same to the Landlord on demand with a fee of twenty (20%) percent of such amount for the Landlord's supervisory function and in addition shall pay interest on the aggregate of the foregoing at the rate provided in this Lease from the date of the expenditure of such first mentioned monies by the Landlord.

5.05    LANDLORD'S RIGHT TO ENTER FOR OTHER REPAIRS

        The Landlord, and any employee, agent or contractor of the Landlord shall have the right to enter the Leased Premises at all times during business hours and at any time in the case of an emergency to make such alterations or repairs as the Landlord is required to make pursuant to the terms of this Lease or shall deem necessary for the safety, preservation, proper administration or improvement of the Development or any portion thereof and the Landlord in so doing, shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom except to the extent caused by the negligence of Landlord or any employee, agent or contractor of Landlord.

5.06    LANDLORD'S REPAIRS

        The Landlord shall, from time to time, throughout the Term:

        (a) carry out necessary repairs to the structural portions of the Building including the foundations, exterior walls, structural subfloors, the structural portions of bearing walls and structural columns and beams;

        (b) carry out repairs or replacements to the Common Areas and the Common Facilities, including the heating, ventilating and air-conditioning systems forming part of the Common Facilities;

        (c) repair and maintain the heating, ventilating and air-conditioning systems and other building standard equipment and systems within or serving the Leased Premises (excluding plumbing and electrical systems installed within the Leased Premises by or for the sole use of the Tenant) and the costs thereof shall form part of the HVAC Costs or Building Operation and Maintenance Costs, as the case may be hereunder; and

        (d) repair all damage to the Leased Premises which is covered by any insurance effected by the Landlord in accordance with the provisions of Article 8.03 hereof to the extent of the proceeds of such insurance applicable thereto;

        PROVIDED HOWEVER that if any such repairs are necessitated by the negligence or misconduct of the Tenant, its agents, contractors, licensees, employees or others for whom in law the Tenant is responsible, the Tenant shall pay to the Landlord on demand the cost of such repairs and a fee of two and one-half percent (21/2%) for the Landlord's supervisory function and interest on the aggregate amount of both of the foregoing from the date of expenditure of the first mentioned monies by the Landlord.

        PROVIDED FURTHER that in any event the Landlord shall not be responsible for any damages, loss or injury sustained by the Tenant or any person or persons claiming through or under it, by reason of defects giving rise to the need for such repairs or the consequence thereof, including the inconvenience occasioned to the Tenant by the entry of the Landlord, its employees, agents, or contractors on the Leased Premises to effect such repairs except to the extent caused by the negligence of Landlord or any employee, agent or contractor of Landlord.

5.07    LANDLORD'S OBLIGATION TO MAINTAIN

        The Landlord shall maintain and keep the Common Areas and the Common Facilities in a state of repair and cleanliness consistent with the standard of a first class development of a similar nature.

5.08    DAMAGE AND DESTRUCTION

        In the event of damage or destruction of the Leased Premises or of the Building by fire, lightning, earthquake, windstorm or other casualty so that:

        (a) the same is damaged or destroyed to the extent that the same cannot with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within thirty (30) days of the occurrence of such damage or destruction) or the estimated cost of rebuilding, repairing or restoring such damage or destruction will exceed twenty percent (20%) of the full insurable value thereof, then, notwithstanding any other term or condition of this Lease to the contrary, the Landlord may terminate this Lease by notice in writing to the Tenant given within sixty (60) days of the occurrence of such damage or destruction, such notice to be effective as of the date of the damage or destruction if the Leased Premises are not capable of being utilized by the Tenant as determined by the Landlord's Architect and otherwise to be effective at the date specified in such notice of termination which shall not be less than thirty (30) days following receipt of such notice by the Tenant and in either of such events, the Rent hereby reserved shall be forthwith payable by the Tenant to the effective date of the termination, the Term hereby granted shall terminate as of that date and the Landlord may as of the effective date of termination re-enter and take possession of the Leased Premises and deal with the same as fully and effectively as if these presents had not been entered into. But if within the said period of sixty (60) days, the Landlord shall not give notice terminating this Lease, then as soon as reasonably practicable thereafter, the Landlord shall undertake or continue the rebuilding, repair or restoration with all reasonable diligence and the Basic Triple Net Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises that are not fit for use by the Tenant for the intended purpose of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease;

        (b) the same is damaged or destroyed to the extent that the same can with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of such damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within thirty (30) days of the occurrence of such damage or destruction) and the Landlord is not otherwise entitled to terminate this Lease pursuant to
                Article 5.08(a) the Landlord shall as soon as reasonably practicable after such determination, undertake or continue the repair of the same with all reasonable diligence provided, however, that nothing herein contained shall impose any obligation upon the Landlord to complete such repair within the said period of one hundred and twenty (120) days and the Basic Triple Net Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises that are not fit for use by the Tenant for the intended purposes of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease.

5.09    QUALIFICATIONS

        (a) For the purposes of Article 5.08 the terms "Leased Premises" and "Building" shall be deemed not to include the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant.

        (b) If the Landlord rebuilds, repairs, or restores the Building or the Leased Premises as contemplated in Article 5.08 it will not be required to reproduce exactly the Leased Premises or the Building or restore the same to the exact condition that existed before the damage or destruction provided that it reproduces or restores or rebuilds the same to a comparable condition and configuration.

        (c) The certificate of the Landlord's Architect in charge of the rebuilding, repair or restoration shall bind the Landlord and the Tenant as to the state and proportion of the suitability for occupancy of the Leased Premises and as to the date upon which the Landlord's work of reconstruction or restoration is completed and the Leased Premises fit for the purposes of the Tenant.

        (d) Notwithstanding any of the provisions of Article 5.08 to the contrary, in the event the damage or destruction referred to therein is caused by the negligence or misconduct of the Tenant, its agents, employees, contractors, licensees or other persons for whom in law the Tenant is responsible:

                (i) and this Lease is not terminated as a result of such damage or destruction there shall be no abatement of Basic Triple Net Rent as contemplated in Article 5.08; and

                (ii) the Tenant shall indemnify and hold harmless the Landlord from and against any liabilities, damages, costs, claims, suits or actions of any nature whatsoever suffered by or incurred by the Landlord as a result of such damage or destruction and this indemnity and hold harmless covenant shall survive the expiration of the Term.

5.10    CONDITION OF EXPIRATION

        Upon the expiration of the Term the Tenant shall surrender and deliver up to the Landlord vacant possession of the Leased Premises, which Leased Premises at such time, unless the expiration of the Term has occurred pursuant to Article 5.08(i), shall be in the condition in which the same must be maintained during the Term pursuant to Articles 5.01 and 5.02 and as the same must otherwise be restored pursuant to Article 9.02.


                                    ARTICLE 6
                       COMMON AREAS AND COMMON FACILITIES

6.01    TENANT'S USE OF PARKING AREAS

        The Tenant shall be permitted to use three (3) parking stalls per 1,000 square feet of the useable area of the Leased Premises and shall park its vehicles and shall cause its employees to park their vehicles only in such parking areas as designated by the Landlord from time to time. The use of said parking stalls shall be at no additional charge to Tenant for the Term (including any Renewal Term).

6.02    LANDLORD'S RIGHT TO REMOVE VEHICLES

        Should the Tenant, its employees, suppliers or other persons not licensees or invitees of the Tenant park vehicles in areas not allocated for that purpose, the Landlord shall have the right to remove the said trespassing vehicles and the Tenant will save harmless the Landlord from any and all damages arising therefrom and the Tenant will pay the costs of such removal.

6.03    CONTROL OF COMMON AREAS AND COMMON FACILITIES

        The Landlord shall at all times have exclusive control and management of the Common Areas and the Common Facilities. Such control applies to signs, use of show windows, and the Tenant's publicity visible from the Common Areas, as well as to the use made by the Tenant and/or the public of the Common Areas. The Landlord shall have the right to alter, vary, designate and redesignate the Common Areas and the Common Facilities from time to time and to interfere with the use of the Common Areas and the Common Facilities to the extent necessary to make such alterations or variations or any other repairs required or permitted to be made by the Landlord under this Lease.

6.04    MERCHANDISE ON COMMON AREA

        In particular, but without in any way limiting the generality of the provisions of Article 6.03, the Tenant shall not keep, display, or sell any merchandise on or otherwise obstruct or use any part of the Common Areas or the Common Facilities, except as permitted by the Landlord and except for displays included in Development promotions when recognized and permitted by the Landlord.

6.05    VISITOR PARKING

        The Landlord shall at all times during the Term of this Lease, designate for the benefit of the licensees and invitees of the Tenant, visitor parking facilities, and Landlord agrees not to charge Tenant's licensees or invitees for the use of such parking facilities.


                                    ARTICLE 7
                           ASSIGNMENT AND SUB-LETTING

7.01    PROHIBITIONS

        The Tenant shall not assign or transfer this Lease or the Term or any portion thereof or let or sublet all or any part of the Leased Premises or grant any license with respect thereto (any of the foregoing being hereinafter called a "Transfer") without the written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed.

        All requests to the Landlord for consent to any Transfer shall be made to the Landlord in writing together with payment to the Landlord of three hundred dollars ($300.00) as a deposit on account of all costs incurred by the Landlord in considering and processing the request for consent and such information in writing as the Landlord might reasonably require respecting a transferee including, without limiting the generality of the foregoing, the name, address, business experience, financial position and banking and personal references of such transferee, and in the event the transferee is a corporation, similar information respecting the corporation and its principal shareholders, officers and directors. In addition, the request shall contain a comprehensive summary of the terms and conditions upon which the Transfer is to occur.

        Notwithstanding any provisions of this Article 7.01 to the contrary, after the Landlord receives such request and information in writing, it shall have the option, to be exercised by written notice within ten (10) days after the receipt of such request and information, to terminate this Lease and the Term hereof on not less than thirty (30) days and not more than ninety (90) days notice to the Tenant. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed Transfer, in which case the Tenant shall not proceed with such Transfer, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

        If the Landlord consents to a Transfer, the Landlord shall have the following rights:

        (a) to require the Tenant to enter into an agreement in writing to implement all amendments to the Lease to give effect to the Landlord's exercise of its foregoing rights; and

        (b) to require the Transferee to enter into an agreement directly with the Landlord to perform and observe all the terms and conditions of the Tenant pursuant to this Lease.

        Whether or not the Landlord consents to any request to Transfer, the Tenant shall pay Landlord's out-of-pocket legal costs (not to exceed $500.00) incurred by the Landlord in considering any request for consent to Transfer and in completing any of the documentation involved in implementing such Transfer. If Landlord consents to any assignment of this Lease, Tenant shall pay to Landlord, as additional rent, one-half of all sums and other considerations payable to and for the benefit of Tenant by the assignee on account of the Assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant shall instruct the assignee to pay such sums and other consideration directly to Landlord). If for any proposed sublease Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, Tenant shall pay to Landlord as additional rent hereunder one-half of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

        Notwithstanding any other provisions of this Article 7.01 to the contrary, neither the Transfer nor the taking of any documentation in relation thereto shall affect the obligation of the Tenant to perform and observe all of the terms and conditions in this Lease to be observed and performed by the Tenant.

7.02    CONTROL OF CORPORATION

        If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant.

7.03    JUDICIALLY-IMPOSED ASSIGNMENT

        If the non-assignment provisions of this Article 7 are deemed to be unenforceable in any bankruptcy proceeding, Landlord and Tenant agree that a showing of adequate assurance of future performance by a prospective assignee of this Lease must include, without limitation, clear and convincing evidence that:
i) Landlord will receive the full benefit of every term of its bargain under this Lease, except for the non-assignment and related termination clauses, but including all rental obligations hereunder; ii) the Premises will continue to be used solely for the Permitted Use; iii) a judicially-imposed assignment will not cause an acceleration or increase in the interest rate, or fees in connection with any loan secured by Landlord's interest in the Building or this Lease; and
iv) the prospective assignee has the means, expertise and experience to operate the business to be conducted on the Leased Premises in a first-class manner.

7.04    ASSIGNMENT BY LANDLORD

        The Landlord may assign all or a part of its interest in this Lease without the Tenant's knowledge or consent.


                                    ARTICLE 8
                                    INSURANCE

8.01    TENANT TO INSURE

        The Tenant, at its sole cost and expense, shall take out and keep in force during the Term, standard fire and extended coverage, and malicious damage insurance on the stock-in-trade, furniture, fixtures, glass, improvements and all other contents of the Leased Premises to their full replacement value, and comprehensive general liability insurance in an amount of not less than five million dollars ($5,000,000) all in amounts and with policies in a form satisfactory to the Landlord with insurers acceptable to the Landlord. Each such policy shall name the Landlord as an additional insured as its interest may appear and such comprehensive public liability insurance shall contain a provision for cross liability as between the Landlord and the Tenant. Each policy other than public liability policies shall provide that the insurer shall not have any right of subrogation against the Landlord, its agents or employees on account of any loss or damage covered by such insurance or on account of payments made to discharge claims against or liabilities of the Landlord or Tenant covered by such insurance. The cost or premium for each and every such policy shall be paid by the Tenant. The Tenant shall obtain from the insurers under such policies, undertakings to notify the Landlord in writing at least thirty (30) days prior to any cancellation or reduction in coverage thereof. If the Tenant fails to take out or keep in force, or provide to the Landlord proof, as hereafter contemplated, of such insurance, the Landlord shall have the right to place such insurance on behalf of the Tenant and to pay the premium therefor and in such event, the Tenant shall repay to the Landlord the amount paid therefor, which repayment shall be deemed to be Additional Rent payable on the first day of the next month following the said payment by the Landlord. The Tenant agrees to provide the Landlord with current copies of the insurance policies or certificates of insurance described herein at least annually and more frequently if requested by Landlord.

8.02    NOT TO AFFECT LANDLORD'S INSURANCE

        The Tenant will not upon the Leased Premises do or permit to be done, or omit to do anything which causes or has the effect of causing the rate of insurance upon the Development or any part thereof to be increased and if the insurance rate shall be thereby increased by any action of the Tenant, the Tenant shall pay to the Landlord on demand as Additional Rent the amount by which the insurance premiums shall be so increased. The Tenant will not store or permit to be stored upon or in the Leased Premises anything of a dangerous, inflammable or explosive nature nor anything which would have the effect of increasing the Landlord's insurance costs or of leading to the cancellation of such insurance. It is agreed that if any insurance policy upon the Leased Premises shall be cancelled by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee, sub-tenant, concessionaire or licensee of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, the Landlord may, at its option, forthwith enter upon the Leased Premises and rectify the situation causing such cancellation or rate increase, and the Tenant shall forthwith on demand pay to the Landlord the costs of the Landlord related to such rectification together with a supervisory fee of twenty (20%) percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord.

8.03    LANDLORD TO INSURE

        The Landlord shall throughout the Term, carry fire insurance with normal coverage endorsements in respect of the buildings and improvements forming part of the Development (but excluding the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant) in an amount not less than ninety (90) percent of the full replacement cost (excluding the cost of foundations, footings, underground utilities and architects and other fees associated with these items) from time to time, on a stated amount basis, provided that such insurance, without further consent or notice to the Tenant, may have a deductible amount as determined by Landlord. The Landlord may, but shall not be obligated to, carry such other insurance including public liability insurance and rental loss insurance related to the Lands or such risks and perils in relation thereto or the Landlord's interest derived therein as the Landlord may so determine. All such insurance so obtained by the Landlord shall be for the sole benefit of the Landlord and the Tenant shall be entitled to no interest therein or benefit thereof.


                                    ARTICLE 9
                               TENANT ALTERATIONS

9.01    PAINTING, DECORATING AND ALTERATIONS

        The Tenant may, provided it first obtains the written consent of the Landlord which consent shall not be unreasonably withheld or delayed, at any time and from time to time at its expense, paint and decorate, in accordance with the manner and standard referred to in Article 5.01, the interior of the Leased Premises and make such changes, alterations, additions and improvements in and to the Leased Premises as will in the judgment of the Tenant better adapt the Leased Premises for the purposes of its business; provided, however, that no changes, alterations, additions or improvements to the structure, any perimeter wall, the sprinkler system, the heating, ventilating, air-conditioning, plumbing, electrical or mechanical equipment or the concrete floor or the roof shall be made without the prior written consent of the Landlord, and without the use of contractors or other qualified workmen approved by the Landlord. All changes, alterations, additions and improvements, whether structural or otherwise, shall be carried out in accordance with the reasonable requirements or rules of the Landlord and shall comply with all applicable statutes, regulations and laws of any governmental authority. As part of the process of the Landlord's examination and approval of the Tenant's plans and specifications, materials may, in addition to being submitted to the Landlord's Architect, be submitted by the Landlord to other architects, engineers, and special consultants, and progress and completion of the work may require supervision and/or inspection by the Landlord or any of the foregoing persons on behalf of the Landlord. Any fees and costs incurred by the Landlord in relation to the foregoing will be paid by the Tenant to the Landlord within fifteen (15) days of billing. The Tenant shall pay to the Landlord the amount of the increase for any insurance coverage of the Landlord directly attributable to any action by the Tenant as hereinbefore in this Article 9.01 provided and the Tenant covenants that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer by reason of such changes, alterations, additions or improvements.

9.02    LANDLORD'S PROPERTY

        At the expiration of the Term all changes, alterations, additions and improvements made to or installed upon or in the Leased Premises whether made pursuant to this Article 9 or otherwise and which in any manner are attached in, to on or under the floors, walls or ceilings (other than unattached movable trade fixtures) shall remain upon and be surrendered to the Landlord with the Leased Premises as part thereof, without disturbance, molestation or injury and shall be and become the absolute property of the Landlord without any payment or indemnity by the Landlord or any third party to the Tenant or any other party. Notwithstanding the foregoing provisions of this Article 9.02, unless the Lease has been terminated pursuant to Article 5.06(a) the Landlord may remove the aforesaid changes, alterations, additions and improvements in whole or in part, in which event the Tenant shall reimburse Landlord for the costs of such removal and the cost to restore the Leased Premises to the state in which they were prior to the installation of such changes, alterations, additions and improvements. The obligations of the Tenant under this Article 9.02 shall survive the expiration of the Term.

9.03    PROHIBITIONS

        The Tenant, its employees, agents and representatives, are expressly prohibited from entering upon the roof of the Building or any Other Buildings for any reason whatsoever. The Tenant shall not make any repairs, openings or additions to any part of the exterior of the Leased Premises, nor place any attachments, decorations, signs or displays in or upon any Common Area or the exterior of the Leased

Premises failing which the Tenant will be held responsible for all ensuing costs and damages whether to remove such items or to effect repairs needed as a result of such acts and shall pay the cost thereof to the Landlord forthwith on demand together with a supervisory fee to the Landlord of twenty (20%) percent of such cost as well as interest on the aggregate of the foregoing from the date funds are so expended by the Landlord.

9.04    NO LIENS

        The Tenant covenants with the Landlord that it will not permit, do, or cause anything to be done to the Leased Premises during the period of construction and fixturing of the Leased Premises or at any time which would allow any lien, lis pendens, judgment of any court or any mortgage, deed of trust, or encumbrance of any nature whatsoever to be imposed or to remain upon the Leased Premises or the Development. In the event of the recording of any lien or other encumbrance as aforesaid, the Tenant shall at its own expense immediately cause the same to be discharged. Should the Tenant fail to discharge such lien or encumbrance within two (2) days of notice from the Landlord to do so, the Landlord shall be at liberty to pay and discharge such lien or encumbrance and any amount so paid by the Landlord together with any attorneys' fees and costs incurred by the Landlord together with interest on any such amounts from the date of expenditure of such funds by the Landlord shall be paid by the Tenant to the Landlord forthwith.


                                   ARTICLE 10
                               UTILITIES AND TAXES

10.01   UTILITIES, BUSINESS TAX AND MACHINERY TAX

        The Tenant shall pay and discharge as the same fall due all charges for utilities provided to or consumed on the Leased Premises during the Term including telephone installations, water, electrical power, gas and telephone charges metered separately or charged separately by the authority providing the same to the Leased Premises as well as any charges of any such authority based thereon for treatment or other facilities and all other charges similar in nature, and shall also pay and discharge as the same fall due all business taxes and rates, personal property taxes, license fees or similar fees which may be imposed by any municipal, legislative or other authority in respect of the use or occupancy of the Leased Premises or any personal property situate thereon or in respect of any fixtures, machinery, equipment or apparatus installed in the Leased Premises (or elsewhere in the Development by the Tenant).

        PROVIDED ALWAYS that if any of the aforesaid utilities are provided to the Leased Premises through a common metering device or on any other shared basis with any other premises or portions of the Building or the Development, or if the Tenant shall use any of such utilities beyond the normal business hours established from time to time by Landlord for the Building, the Tenant shall pay to the Landlord forthwith on demand, from time to time by the Landlord, the Tenant's share of the cost thereof based on such allocation as the Landlord may reasonably determine in relation to the other premises or portions of the Building or the Development being so served. The refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for Tenant's share of the costs of utilities shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights herein granted for such breach.

10.02   PAYMENT OF REAL PROPERTY TAXES BY LANDLORD

        The Landlord shall, without derogating from any of the Tenant's obligations with respect to payment of Additional Rent, pay or cause to be paid when due to the municipality or other taxing authorities having jurisdiction all Real Property Taxes, PROVIDED ALWAYS that the Landlord may postpone such payment to the extent permitted by law if pursuing in good faith any appeal against the imposition thereof.

10.03   INCREASE IN REAL PROPERTY TAXES ATTRIBUTABLE TO TENANT

        The Tenant shall from time to time if requested by the Landlord, pay to the Landlord forthwith on demand by the Landlord, an amount equal to any increase in the amount of Real Property Taxes by reason of any installation, alteration, or use made in or to the Leased Premises by or for the benefit of the Tenant or any party claiming by or through the Tenant.

10.04   TAX ON RENT

        Despite any other section or clause of this Lease, the Tenant shall pay to the Landlord upon demand an amount equal to any and all Rent Tax (as defined below), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Rent Tax at the full tax rate applicable from time to time in respect of the Rent payable for the lease of the Leased

Premises pursuant to this Lease. The amount of the Rent Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Rent Tax apply and is payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease. As referred to herein "Rent Tax" means any tax imposed on the rents paid to Landlord hereunder.


                                   ARTICLE 11
                      EXCLUSION OF LIABILITY AND INDEMNITY

11.01   EXCLUSION OF LIABILITY

        It is agreed between the Landlord and the Tenant that, except with respect to the negligent acts of Landlord, its agents and employees:

        (a) the Landlord, its agents, and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, or employees;

        (b) the Landlord, its agents, and employees shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the Leased Premises or the Development or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Leased Premises or the Development and, in particular (without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event that steam, water, rain or snow may leak into, issue or flow from any part of the Development or from the water, steam, sprinkler, or drainage pipes or plumbing works, or from another place or quarter or for any damage caused by any thing done or omitted by any tenant, but the Landlord shall, after notice of the same and where it is within its obligation so to do, use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, and the Tenant shall not be entitled to any abatement of Rent in respect of any such condition, failure or interruption of service; and

        (c) the Landlord, its agents, employees or contractors shall not be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of an emergency.

11.02   INDEMNIFICATION

        Notwithstanding any other provision of this Lease to the contrary, and except to the extent of Landlord's negligence, the Tenant shall:

        (a)     be liable to the Landlord for, and

        (b) indemnify and hold harmless the Landlord, its agents, advisors, and employees from and against:

any and all liabilities, claims, suits or actions, costs, damages and expenses (and without limiting the generality of the foregoing, any direct losses, costs, damages and expenses of the Landlord including attorneys' fees and costs) which may be brought or made against the Landlord, or which the Landlord may pay or incur as a result of or in connection with:

        (c) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

        (d) any damage to property, including property of the Landlord, occasioned by the operations of the Tenant's business on, or the Tenant's occupation of, the Leased Premises; or

        (e) any injury to person or persons, including death resulting at any time therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Leased Premises;

such indemnity and hold harmless to survive the expiration of the Term. Landlord agrees to provide Tenant with prompt written notice of any claim made against Landlord covered by the indemnity set forth above and Tenant shall have the right to defend any such claim with counsel reasonably selected by Tenant.


                                   ARTICLE 12
                         LANDLORD'S RIGHTS AND REMEDIES

12.01   DEFAULT

        Tenant shall be in default if and whenever:

        (a) the Rent hereby reserved, or any part thereof, be not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and such default shall continue for three (3) business days after written notice by the Landlord requiring the Tenant to rectify the same;

        (b) any goods, chattels, equipment or other personal property of the Tenant shall be taken or be subject to execution or attachment, or if a writ of execution or attachment shall issue against the Tenant;

        (c) the Tenant shall become insolvent or commit any act of bankruptcy or become bankrupt or take the benefit of any Act that maybe in force for bankrupt or insolvent debtors, or become involved in a winding-up proceeding, voluntary or otherwise, or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant, or if any governmental authority should take possession of the business or property of the Tenant;

        (d) the Tenant shall make a bulk sale of its goods or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Leased Premises (other than in the routine course of its business);

        (e) the Tenant shall vacate or abandon the Leased Premises in whole or in part;

        (f) the Tenant shall transfer or purport to Transfer any portion or all of the Term of the Leased Premises without the written consent of the Landlord or control of the Tenant if a corporation is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 7;

        (g) the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Development or any part thereof within twenty-four (24) hours after notice thereof by the Landlord;

        (h) the Tenant shall fail to use the Leased Premises for the Permitted Use or change the use of the Leased Premises to any use other than the Permitted Use without Landlord's prior written consent;

        (i) the Tenant shall fail to maintain the insurance required to be maintained by Tenant under this Lease; or

        (j) the Tenant shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for thirty (30) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than thirty (30) days to rectify unless the Tenant shall commence rectification within the said thirty (30) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach).

In the event of any default by Tenant, at the option of the Landlord, the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises or any part thereof and remove and sell the Tenant's goods, chattels, equipment and any other property therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels, equipment and other property of the Tenant as are in the Leased Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Leased Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private sale, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide, and the Tenant waives and renounces the benefit of any present or future statute or amendments thereto taking away or limiting the Landlord's right of distress.

12.02   CONSEQUENCES OF DEFAULT

        If and whenever the Tenant is in default under this Lease, the Landlord may terminate this Lease and the Term by giving written notice of termination to the Tenant or by posting notice of termination in the Leased Premises, and in such event the Tenant will forthwith vacate and surrender the Leased Premises. Alternatively, the Landlord may from time to time without terminating the Tenant's obligations under this Lease, re-enter the Leased Premises, make alterations and repairs considered by the Landlord necessary to facilitate a sub-letting and sub-let the Leased Premises or any part thereof as agent of the Tenant for such term or terms and at such rent or rents and upon such other terms and conditions as the Landlord in its sole discretion considers advisable. Upon each subletting all rent and other monies received by the Landlord from the sub-letting shall be applied first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the sub-letting including brokerage fees and attorneys fees and the cost of alterations and repairs, and third to the payment of Rent due and unpaid hereunder. The residue, if any, shall be held by the Landlord and applied in payment of future Rent as it becomes due and payable, If the Rent received from the subletting during a month and any surplus then held by the Landlord to the credit of the Tenant is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that termination is given to the Tenant or posted as aforesaid. Despite a subletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord so terminates this Lease, the Tenant shall pay to the Landlord on demand therefor:

        (a) Basic Triple Net Rent and Additional Rent accrued due up to the time of re-entry or termination, whichever is later;

        (b) all costs payable by the Tenant pursuant to the provisions of this Lease up until the date of re-entry or termination, whichever is later;

        (c) such expenses as the Landlord may incur or has incurred in connection with re-entering or terminating and re-letting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage expenses, legal fees, receivership costs, unamortized improvement costs, and other disbursements determined on a full indemnity basis, and including the expense of keeping the Leased Premises in good order and repairing or maintaining the same or preparing the Leased Premises for re-letting; and

        (d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the Term had the Lease not been so terminated, the amount, if any, by which the rental value of the Leased Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Leased Premises for such period established by reference to the terms and provisions upon which the Landlord relet them, if such re-letting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an assumed interest rate of ten percent (10%) per annum all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires the same, the Landlord may make estimates and assumptions of fact which will govern unless shown to be unreasonable or erroneous;

such obligations of the Tenant to survive the expiration of the Term.

        If any of the events described in Article 12.01 occur, and if Landlord chooses not to exercise, or by law is unable to exercise, its rights to terminate this Lease, then, in addition to any other Landlord's rights under this Lease or by law; i) Landlord will not be obligated to provide Tenant with any services unless Landlord receives compensation in advance for the services, and the parties agree that Landlord's estimate of the compensation required will control; and ii) neither Tenant as debtor in possession, nor any trustee or other person (the "Assuming Tenant") will be entitled to assume this Lease unless, on or before the date of the assumption, the Assuming Tenant: a) cures or provides adequate assurance that it will promptly cure, any existing default under this Lease; b) compensates or provides adequate assurance that it will promptly compensate, Landlord for any pecuniary loss (including attorneys' fees and costs) resulting from the default; and c) provides adequate assurance of future performance under this Lease. For the purposes of this Article, the parties agree that any cure or compensation shall be effected solely by the establishment of an escrow fund for the amount at issue or by bonding. Any sums paid by Tenant to Landlord within 90 days of any filing by or against Tenant of a petition to have Tenant declared a bankrupt will be applied to the expenses most recently incurred by Landlord. The parties agree that this Article is a material part of the consideration of the Lease.

12.03   NON-WAIVER

        The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option and the acceptance of Rent by the Landlord with knowledge of the breach by the Tenant of any covenants or conditions of this Lease shall not be deemed to be a waiver of such breach and no waiver by the Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing by the Landlord.

12.04   RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

        If at any time and so often as the same shall happen, the Tenant shall make default in the observance or performance of any of the Tenant's covenants herein contained, then the Landlord may, but shall not be obligated to, without waiving or releasing the Tenant from its obligations under the terms of this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant is in default, and in that connection may pay such monies as may be required or as the Landlord may reasonably deem expedient, and the Landlord may thereupon charge all monies so paid and expended by it to the Tenant together with interest thereon from the date upon which the Landlord shall have paid out the same; provided however that if the Landlord commences and completes either the performance of any such covenant or covenants or any part thereof, the Landlord shall not be obliged to complete such performance or be later obliged to act in like fashion.

12.05   TIME FOR PAYMENT AND LEGAL COSTS

        Unless otherwise expressly provided in this Lease, all sums and costs paid by the Landlord, including attorneys' fees and costs on account of any default by the Tenant under this Lease, shall be payable to the Landlord by the Tenant forthwith, with interest thereon at the rate aforesaid from date of payment of such sums or costs by the Landlord.

        Unless otherwise expressly provided in the Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent.

12.06   REMEDIES CUMULATIVE

        All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative and are not dependent the one on the other and mention of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or as expressly provided for herein.

12.07   LANDLORD DEFAULT

        If Landlord fails to perform its obligations under this Lease within a reasonable time, but in no event later than 30 days after Landlord receives written notice from Tenant specifying Landlord's default, Landlord is in default provided, however, if the nature of Landlord's obligation is such that more than 30 days are required to perform its obligation, Landlord will not be in default if Landlord starts to perform the cure within the 30 day period and diligently carries out the cure to completion. Landlord will act expeditiously after receiving notice from Tenant of the need to make repairs pursuant to Article
5.01 if emergency repair is required to terminate a major interruption of or threat to Tenant's business. If such an emergency repair is required, and Landlord fails to make such repair within a reasonable amount of time after receiving notice from Tenant, Tenant shall have the right to make such emergency repair and Landlord shall reimburse Tenant for the actual cost thereof within ten (10) days after Tenant's written request for reimbursement, which request must contain invoices or other evidence acceptable to Landlord of the cost of the repair performed by Tenant. Tenant shall not have the right to terminate this Lease as a result of Landlord's default or to perform maintenance or repairs and deduct the cost from amounts payable by Tenant to Landlord. Tenant's remedies are limited to an action for monetary damages or an injunction or both. As a material part of the consideration to Landlord, Tenant agrees that the execution of any judgment obtained by Tenant against Landlord for damages due to Landlord's default under this Lease is limited to Landlord's interest in the Building. A copy of any notice of default sent to Landlord by Tenant must be sent to Landlord's lender, if the lender has requested copies of such notices and given Tenant the address to send the notices. Landlord's lender will have at least the same rights as Landlord to cure Landlord's default.


                                   ARTICLE 13
                      MORTGAGES AND ASSIGNMENT BY LANDLORD

13.01   SALE OR FINANCING OF DEVELOPMENT

        The Landlord may sell, transfer, lease, mortgage, encumber or otherwise dispose of the Development or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and the rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned in conjunction therewith. The Tenant acknowledges that in the event of the sale or lease by the Landlord of the lands or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or of any interest of the Landlord hereunder, to the extent that any such purchaser, lessee or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

13.02   SUBORDINATION AND ACKNOWLEDGMENT

        This Lease shall at the option of the Landlord or the mortgagee under any mortgage or the beneficiary under any deed of trust now or hereafter existing affecting the Development, exercisable at any time and from time to time by the Landlord or such mortgagee or beneficiary, be either subject and subordinate to such mortgage and accordingly not binding upon such mortgagee or alternatively rank prior to such mortgage or deed of trust and accordingly be binding upon such mortgagee or beneficiary. On request at any time and from time to time of the Landlord or such mortgagee or beneficiary, the Tenant shall subordinate this Lease to such mortgage or deed of trust with the intent and effect that this Lease and all rights of the Tenant shall be subject to the rights of such mortgagee or beneficiary as fully as if the mortgage or deed of trust (regardless of when made) had been made prior to the making of this Lease, or alternatively to attorn to such mortgagee or beneficiary and become bound to it as its tenant of the Leased Premises for the then expired residue of the Term and upon the terms and conditions contained in this Lease, in each case as the Landlord or such mortgagee or beneficiary may require provided, however, as long as Tenant is not in default under this Lease, the mortgagee or beneficiary shall not disturb Tenant's right to possession of the Leased Premises. Without limiting the foregoing (and notwithstanding that any previous attornment or subordination in favor of such mortgagee or beneficiary shall have been given) the Tenant shall execute promptly the appropriate instrument of subordination or alternatively the appropriate instrument of attornment as the case may be, in order to give effect to the foregoing. Landlord agrees to provide Tenant with a reasonably acceptable subordination, attornment and non-disturbance agreement from Landlord's lender.

13.03   TENANT ESTOPPEL STATEMENT

        Within ten (10) business days following request therefor by the Landlord, from time to time, the Tenant shall execute and deliver to the Landlord and if required by the Landlord, to any mortgagee or beneficiary, assignee, or transferee of the Lease or the Development a certificate in writing as to the then status of this Lease, including whether it is in full force and effect, as modified or unmodified, confirming the Rent payable hereunder, the state of accounts between the Landlord and the Tenant and the existence or non-existence of defaults and any other matters pertaining to the Lease which the Landlord shall request be included in such certificate. An example of such a certificate is attached hereto as SCHEDULE "D".

13.04   ATTORNMENT

        In the event of a foreclosure or exercise of the power of sale under any mortgage or deed of trust covering the Premises, or if any sale in lieu thereof occurs, Tenant shall attorn to the purchaser on any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease provided that the purchaser expressly agrees, in writing, that so long as Tenant is not in default under the Lease, Tenant's possession and occupancy of the Premises will not be disturbed.

13.05   RECORDING

        This Lease shall not be recorded against title to the Lands. The Tenant may, with the prior written consent of Landlord, record a short form memorandum of this Lease, in a form approved by Landlord, in the official records of the county in which the Lands are located.

                                   ARTICLE 14
                                  HOLDING OVER

14.01   NO TACIT RENEWAL

        In the event the Tenant remains in possession of the Leased Premises after the end of the Term and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease and the Term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month on the terms and conditions contained herein except that the Basic Triple Net Rent shall be one hundred and fifty percent (150%) of the Basic Triple Net Rent required to be paid pursuant to this Lease in the immediately preceding Year of the Term, but otherwise on the terms and conditions of this Lease which shall be read with such changes as are appropriate to a monthly tenancy; provided however that this provision shall not authorize the Tenant to so holdover where the Landlord has objected to such over holding or has required the Tenant to vacate the Leased Premises.


                                   ARTICLE 15
                                QUIET POSSESSION

15.01   QUIET POSSESSION

        Upon the Tenant paying the Rent hereby reserved and all other charges herein provided and observing, performing and keeping the covenants and agreements herein contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term granted without any interruption or disturbance from the Landlord or any person or persons lawfully claiming by, from or under it.


                                   ARTICLE 16
                               LEGAL RELATIONSHIPS

16.01   NO PARTNERSHIP

        Nothing contained in this Lease nor in any acts of the Landlord and Tenant pursuant to this Lease shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant, it being expressly provided that there is no intention to create a relationship of partners or a joint venture.

16.02   JOINT AND SEVERAL LIABILITY

        Should the Tenant comprise two (2) or more persons or entities, each of them, and not one for the other or others, shall be jointly and severally bound with the other or others for the due performance of the obligations of the Tenant hereunder. Where required by the context hereof the singular shall include the plural and the masculine gender shall include either the feminine or neuter genders, as the case may be and vice versa.

16.03   SUCCESSORS AND ASSIGNS

        This Lease and everything herein contained shall enure to the benefit of and be binding upon the parties hereto, to successors and assigns of the Landlord, and the approved successors and assigns of the Tenant.


                                   ARTICLE 17
                                     NOTICES

17.01   NOTICES

        Any notices herein provided or permitted to be given by the Tenant to the Landlord shall, be sufficiently given if delivered or sent by either facsimile transmission or certified or registered mail, return receipt requested and postage prepaid, addressed to the Landlord at:

                          Millennium Corporate Park L.L.C.
                          c/o Continental Pacific, Inc.
                          1380 112th Avenue, N.E. Suite 307
                          Bellevue, WA 98004
                          Facsimile No. (425) 462-0760
or to such other address as might be designated in writing by the Landlord from time to time, and any notice herein provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if delivered, sent by facsimile or mailed, postage prepaid, addressed to the Tenant at:

                                    If Prior to Tenant Opening for Business:

                                    --------------------------------------------

                                    --------------------------------------------

                                    Facsimile No.
                                                  ------------------------------

                                    If After Tenant Opens for Business:
                                    At the Leased Premises

        Notice given as aforesaid, delivered by mail, shall be conclusively deemed to have been given on the third business day following the day on which such notice was mailed, or if delivered or sent by facsimile, on the date of delivery or facsimile. The Landlord may at any time give in writing to the Tenant notice of a change of address for the Landlord and from and after the giving of such notice the address therein specified shall be deemed to be the address of the Landlord for the giving of notice hereunder. The word "notice" in this Article 17.01 shall be deemed to include any request, statement, demand, or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.


                                   ARTICLE 18
                             ENVIRONMENTAL COVENANTS

18.01   DEFINITIONS.

        In this Article 18:

        "Hazardous Substance" means:

        (a)     any radioactive material;

        (b)     any explosive;

        (c) any substance that if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant;

        (d) any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

                (i) endangers the health, safety or welfare of persons or the health of animal life;

                (ii)    interferes with normal enjoyment of life or property; or

                (iii)   causes damage to plant life or to property;

        (e)     any toxic substance;

        (f) any substance declared to be hazardous or toxic under any Law, Regulation or Order (as defined below) now or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Development of which the Leased Premises form a part; and

        (g) any other substance which is or may become hazardous, dangerous or toxic to persons or property;

        "Laws" means all applicable federal, state, municipal, or local laws, statutes, or ordinances, relating to Hazardous Substances;

        "Regulations" mean all rules, regulations or the like promulgated under or pursuant to any Laws; and

        "Orders" mean all applicable orders, decisions, or the like rendered by any ministry, department or administrative or regulatory agency.

18.02.  TENANT'S COVENANT AS TO USE

        Without limiting the generality of the covenants of the Tenant in the Lease contained including Basic Term .03 thereof, the Tenant covenants and agrees that the Tenant will not bring upon the Leased Premises or any part thereof any Hazardous Substances (except for commonly used office equipment, including a back-up generator) and if at any time, notwithstanding the foregoing covenant of the Tenant, there shall be any Hazardous Substances upon the Leased Premises or a part thereof whether or not brought thereupon by the Tenant, the Tenant shall, at its own expense:

        (a) immediately give the Landlord notice specifying the nature and location of the Hazardous Substances and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the following provisions of this paragraph;

        (b) promptly remove the Hazardous Substances from the Leased Premises in a manner which conforms with all Laws, Regulations and Orders governing the movement of the same and the reasonable requirements of the Landlord in connection with the movement; and

        (c) if requested by the Landlord, obtain at the Tenant's cost and expense from an independent consultant designated or approved by the Landlord verifying the complete and proper removal thereof from the Leased Premises or, if such is not the case, reporting as to the extent and nature of any failure to comply with the foregoing provisions of this paragraph.

18.03.  COMPLIANCE WITH LAWS

        Without limiting the generality of the covenants of the Tenant in the Lease contained including Article 4.09, the Tenant shall, at its own cost and expense, comply with all Laws, Regulations and Orders from time to time in force relating to the Landlord, the Tenant, the business of the Tenant, the Leased Premises or the Development relating to Hazardous Substances and the protection of the environment and shall immediately give written notice to the Landlord of the occurrence of any event in the Leased Premises or on the Development or a contravention thereof and, if the Tenant shall, either alone or with others, cause the occurrence of such event the Tenant shall, at its own expense:

        (a) immediately give the Landlord notice of the occurrence and the contravention and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the following provisions of this paragraph;

        (b) promptly remedy the contravention in a manner which conforms with all Laws, Regulations and Orders governing the movement of the same; and

        (c) if requested by the Landlord, obtain at the Tenant's cost and expense from an independent consultant designated or approved by the Landlord verifying the complete and proper remedying of the contravention or, if such is not the case, reporting as to the extent and nature of any failure to comply with the foregoing provisions of this paragraph.

        The Tenant shall, at its own expense, remedy any damage to the Leased Premises and the Development caused by such event within the Leased Premises or by the performance of the Tenant's obligations under this paragraph as a result of such occurrence. If the Tenant fails to do so, the Landlord may at its option remedy the damage, and may recover its cost and expenses of so doing from the Tenant as additional rental under the Lease. Tenant shall indemnify, defend and hold harmless Landlord from any costs, fees, penalties, and charges assessed against, or imposed, on Landlord and Landlord's lender as a result of Tenant's use, release, disposal, transportation, or generation of Hazardous Substances. This provision survives the expiration or earlier termination of this Lease.

        If any governmental authority having jurisdiction shall require the clean-up of any Hazardous Substances held, released, spilled, abandoned or placed upon the Leased Premises or the Development or released into the environment by the Tenant in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Leased Premises, then the Tenant shall, at its own expense, prepare all necessary studies, plans and proposals and submit the same for approval, provide all bonds and other security required by governmental authorities having jurisdiction and carry out the work required and shall keep the Landlord fully informed and provide to the Landlord full information with respect to the proposed plans and comply with the Landlord's reasonable requirements with respect to such plans. The Tenant agrees that if the Landlord determines, in its own discretion, that the Landlord, the Development or its reputation is placed in any jeopardy by the requirement for any such work, the Landlord may itself undertake such work or any part thereof at the cost and expense of the Tenant. All costs and expenses incurred by Landlord shall be paid by Tenant on demand together with a fee of twenty (20%) percent of such amount and in addition shall pay interest on the aggregate of the foregoing at the rate provided in this Lease from the date of the expenditure of such first mentioned monies by the Landlord.

18.04.  INQUIRIES BY LANDLORD

        The Tenant hereby authorizes the Landlord to make inquiries from time to time of any government or governmental agency with respect to the Tenant's compliance with any and all laws and regulations pertaining to the Tenant, the Tenant's business and the Leased Premises including without limitation Laws, Regulations and Orders pertaining to Hazardous Substances and the protection of the environment; and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

18.05.  EVENT OF DEFAULT

        The presence of any Hazardous Substances in the Leased Premises without the prior written approval of the Landlord shall be considered to be a default for the purposes of the Lease if such presence remains after the applicable notice period set forth in Section 12.01.

18.06.  OWNERSHIP OF HAZARDOUS SUBSTANCES

        If the Tenant shall bring or create upon the Development or the Leased Premises any Hazardous Substance or if the conduct of the Tenant's business shall cause there to be any Hazardous Substance upon the Development or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises or the Development and notwithstanding the expiration or earlier termination of this Lease.

18.07.  SURVIVAL OF COVENANTS

        The obligations of the Tenant hereunder relating to Hazardous Substances shall survive the expiry or earlier termination of this Lease save only that, to the extent that the performance of those obligations requires access to or entry upon the Leased Premises or the Development or any part thereof, the Tenant shall have such entry and access only at such times and upon such terms and conditions as the Landlord may from time to time specify; and the Landlord may, at the Tenant's cost and expense, itself or by its agents, servants, employees, contractors and subcontractors, undertake the performance of any necessary work in order to complete such obligations of the Tenant; but having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.

18.08.  RIGHT TO USE HAZARDOUS SUBSTANCES

        Notwithstanding anything to the contrary herein contained, the Landlord acknowledges and agrees that the Tenant uses certain substances and materials in the conduct of the Tenant's business which would be considered Hazardous Substances hereunder. Accordingly, the Landlord hereby consents and agrees to the presence of such Hazardous Substances upon the Development and the Leased Premises, provided the following conditions are met:

        (a) the Tenant shall only bring upon the Development and upon the Leased Premises such Hazardous Substances as are reasonably required for the conduct of its business operations within the Leased Premises, and shall forthwith remove from the Development and from the Leased Premises any Hazardous Substances which are no longer required for such business operations;

        (b) under no circumstances will the Tenant use the Leased Premises or any portion thereof to stockpile or warehouse Hazardous Substances, other than in such reasonable quantities as may be required for its business operations within the Leased Premises;

        (c) the Tenant will comply fully with all Laws, Regulations and Orders related to the transportation, storage, use and disposal of all Hazardous Substances so brought upon the Development or the Leased Premises by the Tenant; and

        (d) save for the right to bring Hazardous Substances upon the Development and the Leased Premises for use as aforesaid, the Tenant shall be bound by all of the other terms and conditions of this Section including, without limitation, the obligation to remedy any damage to the Leased Premises or to the Development caused by the Tenant's exercise of its rights hereunder.

                                   ARTICLE 19
                                     GENERAL

19.01   COLLATERAL REPRESENTATIONS AND AGREEMENTS

        The Tenant acknowledges that the Leased Premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein, that the plans attached as SCHEDULE "A" set forth the general layout of the Building and shall not be deemed to be a representation or agreement of the Landlord that the Building will be exactly as indicated on such plans, and that nothing contained in the Lease shall be construed so as to prevent the Landlord from varying or altering the location or size of parking areas, driveways, sidewalks or from erecting additional buildings or extending buildings after the Commencement Date and without limiting the foregoing, the Landlord shall have the unrestricted right to add additional lands to the Development, which upon such addition, these additional lands will be included within the definition of the Lands and Development, to construct additional buildings from time to time on the Lands, add or change any building, or alter the ingress and egress to the Development and to change the loading or unloading facilities and service entrances from time to time without in any way being responsible to the Tenant, provided only that the Landlord shall at all times provide reasonable access to the Leased Premises across the Lands for the Tenant, its employees, suppliers, agents, licensees and invitees. Subject to the foregoing and to the obligations of the Landlord to maintain at all times adequate parking facilities, the Landlord may transfer or dispose of portions of the Lands to the owners of abutting property, or dedicate or transfer to the municipal authorities portions of the Lands for road-widening and other purposes, and when and so often as the Landlord shall dispose or transfer or dedicate any portion of the Lands, then the reference herein to the Lands shall mean and refer to the portion of the Lands remaining after any such transfer, disposition or dedication together with any adjacent land which may be acquired by the Landlord on any such transfer, disposition or dedication. The Tenant further agrees that no representative of or agent of the Landlord is or shall be authorized or permitted to make any representation with reference to this Lease, or to vary or modify this Lease in any way, and that this Lease contains all the agreements and conditions made between the Landlord and the Tenant hereto respecting the Leased Premises. Any addition to or alteration of or change in this Lease or other agreements hereafter made or conditions created, to be binding, must be made in writing and signed by the Landlord and the Tenant.

19.02   MANAGEMENT OF DEVELOPMENT

        The Tenant acknowledges to the Landlord that the Development may be managed by such party or parties as the Landlord may in writing designate and to all intents and purposes the manager of the Development shall be the party at the Development authorized to deal with the Tenant on behalf of the Landlord.

19.03   TIME OF THE ESSENCE

        Time shall be of the essence of this Lease.

19.04   UNAVOIDABLE DELAYS

        In the event that the Landlord shall be delayed, hindered or prevented from the performance of any covenant hereunder by Force Majeure, the performance of such covenant shall be excused for the period during which such performance is tendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or any other amount required to be paid by the Tenant under the provisions of this Lease.

19.05   ACCORD AND SATISFACTION

        No payment by the Tenant hereunder or receipt by the Landlord of a lesser amount than the payment of Basic Triple Net Rent or Additional Rent or any other payments herein stipulated shall be deemed to be other than on account of the stipulated sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance due or pursue any other remedy provided in this Lease.

19.06   COVENANTS

        Each of the terms and conditions of this Lease to be performed and observed by the Tenant or by the Landlord, as the case may be, is and shall be construed as a covenant of the party so required to perform and observe the same.

19.07   CONSENT OR APPROVAL OF LANDLORD

        Wherever and whenever the consent, approval or permission of the Landlord is required by the Tenant pursuant to the terms of this Lease, and unless otherwise specifically provided, the Landlord shall have the right to withhold, grant, or conditionally grant such consent, approval or permission in its sole and arbitrary discretion. Such consent, approval or permission must be in writing to be effective, and such consent approval or permissions must be obtained prior to the taking of the action to which the same refers.

19.08   FOR LEASE SIGNS

        The Landlord shall have the right during the last six (6) months of the Term to place upon the Leased Premises, a notice of reasonable dimensions stating that the Leased Premises are for lease and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

19.09   NO EXCLUSIVITY

        This Lease shall not in any way be construed as giving to or conferring upon the Tenant any rights to carry on any business or undertaking in or from the Leased Premises to the exclusion of third parties in the Development.

19.10   SCHEDULES

        Any and all schedules attached hereto are deemed to be incorporated into and form part hereof.

19.11   APPLICABLE LAW

        This Lease shall be governed by and construed in accordance with the laws in force in the State of Washington.

19.12   HEADINGS

        The index and headings in this Lease are inserted for convenience of reference only and shall not affect the construction of this Lease or any provision hereof.

19.13   TENANT'S ACCEPTANCE

        The Tenant hereby accepts the Lease of the Leased Premises to be held by the Tenant, subject to the conditions, restrictions and covenants set forth herein.

19.14   SEVERABILITY

        Should any provision of this Lease be unenforceable it shall be considered separate and severable from the remaining provision of this Lease, which shall remain in force and be binding as though the said provision had not been included.

19.15   EMINENT DOMAIN

        If any portion of the Leased Premises is taken by any public or quasi-public authority under the power of eminent domain, or it is purchased by the condemnor in lieu of a taking, either party may terminate this Lease on 30 days written notice to the other with termination being the date that possession is given to the condemnor. If neither party terminates the Lease, the Basic Triple Net Rent and Additional Rent will be proportionately abated. If any part of the Building or Development other than the Leased Premises is taken, Landlord may, at its option, terminate this Lease on 30 days written notice to Tenant. Tenant is entitled to receive all portions of any condemnation award or settlement attributable to Tenant's moving costs or the unamortized portion of any Tenant paid tenant improvements other than through payments in any form, including rent, to the Landlord. Landlord is entitled to receive all other portions of any condemnation award or settlement. Landlord shall have the exclusive right to negotiate with any condemning authority with respect to any settlement in lieu of condemnation award.

19.16   TENANT'S CAPACITY

        Tenant is a Washington Corporation, and the individuals that signed this Lease on behalf of Tenant are authorized to do so and their signatures are the only signatures required.

19.17   LANDLORD'S CAPACITY

        Landlord is a Washington Limited Liability Corporation and the individuals that signed this Lease on behalf of the Landlord are authorized to do so and the signatures are the only signatures required.

19.18   ATTORNEYS' FEES

        If any action is brought by either party against the other arising out of or in connection with this Lease, the substantially prevailing party shall be entitled to recover its costs, including, but not limited to, attorneys' and accountants' fees incurred in the action including any appeal or arbitration.


                                   ARTICLE 20
                                  DEFINITIONS

        In this Lease, the following words, phrases and expressions are used with the meanings described as follows:

20.01 "ADDITIONAL RENT" for a Lease Year or portion thereof means in addition to the Basic Triple Net Rent all other amounts which shall become due and payable hereunder by the Tenant to the Landlord and includes the amounts which is the aggregate of:

        (i)     the Tenant's Proportionate Share of the HVAC Costs,

        (ii) the Tenant's Proportionate Share of the Building Operation and Maintenance Costs,

        (iii) the Tenant's Proportionate Share of the Development Operation and Maintenance Costs, and

        (iv)    the Tenant's Proportionate Share of the Tax Cost.

In each case the items comprising or being deducted from the aforesaid Costs or Cost are to be allocated to such Lease Year by the Landlord in accordance with generally accepted accounting practice, provided that if the Term commences other than at the beginning of a Lease Year or ends other than at the conclusion of a Lease Year a prorate adjustment of the aforesaid costs for such Lease Year shall be made based on the length of the Term falling within such Lease Year, provided further that the Tax Cost shall, unless otherwise specifically stated in the enabling legislation giving rise thereto, be deemed to accrue equally from day to day in the calendar year to which the same related and shall, if adjustment is required as aforesaid, be adjusted on that basis and not on a straight pro rata basis as provided aforesaid.

20.02 "AREA OF LEASED PREMISES" means the gross Building area of the Leased Premises including any load factor measured by the Landlord's Architect in accordance with the then current standard for floor measurement as established by the Building Owners and Managers Association (BOMA) based on the Tenant's space plan as described in "SCHEDULE B".

20.03 "BASIC TRIPLE NET RENT" means the monthly rent payable by the Tenant to the Landlord in accordance with Article 2.01 for the Term, being the amount set forth in Basic Term .02.

20.04 "BASIC TERM" means each of those terms defined as such at the commencement of this Lease.

20.05 (a) "BUILDING" means the building or buildings in which the Leased Premises are located as shown on Schedule "A" hereto.

        (b) "BUILDING C" means the Building identified as Building C on the plan attached as Schedule "A" attached hereto.

20.06 "BUILDING OPERATION AND MAINTENANCE COSTS" means all of the Landlord's costs, charges and expenses for owning, operating, maintaining, managing, repairing (excluding repairs of a structural nature), inspecting, insuring, supervising and administering the Building including the Common Areas and Common Facilities of the Building, if any, and includes without limiting the generality of the foregoing:

        (a) the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Facilities and Common Areas, as aforesaid; cleaning and janitorial services relating to the Building; wages and other employment related costs and expenses of on-site maintenance and management personnel as well as wages and other related costs and expenses of off-site maintenance and management personnel to the extent applicable to the Building, Common Areas or Common Facilities; accounting and legal fees incurred in the management of the Building (with the exception of those fees attributable to another tenant by virtue of a direct tenant related issue); the fair market rental value of on-site facilities (including office space and/or storage space) utilized for the maintenance and/or management of the Building, Common Areas and/or Common Facilities; repairs and replacements to the Building other than structural repairs required to be carried out by the Landlord pursuant to Article 5.06(a) but including any changes made to the Building, whether or not structural in nature, required by any governmental or other agencies which regulate the operation of the Development, provided that capital improvements costing in excess of $20,000 shall be amortized over their useful life; insurance premiums for any insurance carried by the Landlord pursuant to the terms of this Lease and related only to the Building;

        (b) management fees paid by Landlord or a fee for Landlord's management and administration not to exceed two and one-half percent (2.5%) of the sum of the Basic Triple Net Rent; and

        (c) depreciation, at rates determined by the Landlord, but not to exceed the maximum permitted to the Landlord under the provisions of the Internal Revenue Code, as amended from time to time or any legislation substituted therefore on the equipment and machinery employed in operating, managing, maintaining, repairing or replacing the Common Areas or the Common Facilities of the Building, if any, and a carrying cost at the rate of two (2%) percent above the Prime Rate on the undepreciated portion of the costs of such equipment and machinery;

and there shall be excluded from such costs the following:

        (i) payments of principal and interest under any mortgage or mortgages on the Development; and

        (ii) corporate income, profits or excess profits taxes assessed upon the income of the Landlord;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Building Operation and Maintenance Costs.

20.07 "COMMENCEMENT DATE" means the later of (a) five (5) days after Substantial Completion of the Tenant Improvements in accordance with SCHEDULE "B" or (b) May 1, 1998.

20.08 "COMMON AREAS" means those areas located either in the Building or on the Lands but not in any Other Buildings, that are not intended for lease and designated (which designation may be changed from time to time) by the Landlord as Common Areas set aside by the Landlord for the common or joint use and benefit of the Tenant, its employees, customers and other entities in common with others entitled to the use and benefit of such areas in the manner and for the purposes established or altered pursuant to the terms of this Lease.

20.09 "COMMON FACILITIES" means the electrical, heating, ventilating, air conditioning, plumbing and drainage equipment, any music and public address systems, installations and any enclosures constructed therefor, fountains, service rooms, customer and service stairways, elevators, signs, lamps, public washroom facilities, recreational facilities (including without limitation a common amenity building) and all other facilities which are provided and designated (and which designation may be changed from time to time) by the Landlord for the common or joint use and benefit of the occupants of the Development.

20.10 "CONTROLLABLE COSTS" means all Additional Rent except insurance costs, utility costs, and the Tax Cost. Controllable Costs shall not exceed $0.15 per sq. ft. per month for the first twelve (12) months of occupancy.

20.11 "DEVELOPMENT" means the Lands, Building, Other Buildings and all buildings and improvements existing on the Lands from time to time.

20.12 "DEVELOPMENT OPERATION AND MAINTENANCE COSTS" means all of the Landlord's costs, charges and expenses of operating, maintaining, managing, repairing, inspecting, insuring, supervising and administering the Development other than the Building or any Other Buildings, but including the Common

Areas and the Common Facilities of the Development and include without limiting the generality of the foregoing:

        (a) the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Areas and Common Facilities; cleaning, janitorial services, snow and ice removal, striping or repairing parking areas; supervising, policing and security; wages and other employment related costs and expenses of on-site maintenance and management personnel as well as wages and other related costs and expenses of off-site maintenance and management personnel; accounting and legal fees incurred in the management of the Development (with the exception of those fees attributable to another tenant by virtue of a direct tenant related issue); the fair market rental value of on-site facilities (including office space and/or storage space) utilized for the maintenance and/or management of the Development; painting, planting or landscaping; operating and maintaining the garbage compaction equipment if any; the cost of maintaining, repairing, replacing or leasing the pylon signs and public address, intercom, music, and alarm systems; repairs and replacements to the Development, business taxes, place of business taxes and other taxes levied in respect thereof or fairly attributable to the Common Areas or the Common Facilities; the cost of all capital improvements required by governmental agencies following completion of the Development, amortized over the useful life of the capital improvements; insurance premiums for any insurance carried by the Landlord pursuant to the terms of this Lease other than for the Building or any Other Buildings; supplies, personnel wages and payroll expenses; and

        (b) depreciation, at rates determined by the Landlord, but not to exceed the maximum permitted to the Landlord under the provisions of the Internal Revenue Code from time to time or any legislation substituted therefor, on the equipment and machinery employed in operating, maintaining, repairing or replacing the Common Areas or the Common Facilities and a carrying cost at the rate of two (2%) percent above the Prime Rate on the undepreciated portion of the costs of such equipment and machinery;

and there shall be excluded from such costs the following:

        (i) payments of principal and interest under any mortgage or mortgages on the development;

        (ii) corporate income, profits or excess profits taxes assessed upon the income of the Landlord; and

        (iii)   Building Operation and Maintenance Costs;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Development Operation and Maintenance costs.

20.13 "FORCE MAJEURE" means any cause beyond the control of the Landlord delaying, hindering or preventing the Landlord from performing any term, covenant or act required hereunder and, without limiting the generality of the foregoing, includes lock-outs (including lock-outs decreed or recommended for its members by a recognized contractors' association of which the Landlord is a member or to which the Landlord is otherwise bound), strikes, labor disputes, inability to procure materials or services, restrictive governmental laws or regulations, fire, act of God, floods, delays in transportation, acts of civil or military authorities, riots, insurrection, sabotage, rebellion and war.

20.14 "GROSS RENTABLE AREA" means the aggregate floor area (expressed in square feet), from time to time, determined by the Landlord's Architect of all premises leased to or intended to be leased to tenants and located within the area to which the measurement is being applied.

20.15   "HVAC COSTS" includes with respect to the Building:

        (a) all of the Landlord's costs, charges and expenses of operating, maintaining, managing, replacing, repairing and supervising the apparatus for heating, ventilating and air conditioning installed in the Building, from time to time, other than those part of such apparatus installed by or on behalf of the Tenant or any other tenant (the "HVAC System"); and

        (b) an administrative fee equal to two and one-half percent (2.5%) of the total of the costs, charges and expenses incurred by the Landlord under the preceding provision of this definition;

20.16 "LANDLORD'S ARCHITECT" means an architect or engineer from time to time selected by the Landlord for the purpose of making any certification or determination in accordance with the terms of this Lease.

20.17   "LANDLORD'S WORK" means the work specified in Article 3.01.

20.18 "LANDS" means those lands located in the City of Redmond, in the County of King, State of Washington, legally described on SCHEDULE "A-1" attached hereto.

20.19 "LEASE" means this agreement, including any and all schedules attached hereto as the same may be amended from time to time.

20.20 "LEASE YEAR" means each calendar year in which a portion of the Term falls, provided that the Landlord, if it deems the same convenient or necessary for its accounting purposes, may, from time to time, by notice to the Tenant alter the Lease Year to any other twelve (12) month period in which a portion of the Term falls by specifying an annual date, being the first day of a calendar month, upon which a subsequent Lease Year is to commence and in such event the current Lease Year shall terminate on the day preceding the specified date.

20.21 "LEASED PREMISES" means that portion of the Building outlined in red on Schedule "A" hereto, subject to such minor variations as may occur in the course of construction of the Building by the Landlord.

20.22 "OTHER BUILDINGS" means any building or buildings existing on the Lands from time to time containing premises that are leased or intended to be leased to tenants, but excluding the Building.

20.23   "PERMITTED USE" means the use set forth in Basic Term .03.

20.24 "PRIME RATE" means the rate of interest expressed as an annual rate, at the relevant time or times, determined by the Seafirst Bank at its main branch in Seattle, Washington, as a reference rate for commercial demand loans to its major commercial borrowers made by such bank in Seattle, Washington and adjusted from time to time.

20.25 "REAL PROPERTY TAXES" means all general, special, local improvement and other taxes, levies, rates and charges levied, assessed or imposed against the Development or any part thereof and all business taxes, assessments, rates and levies, including any corporation capital tax, levied, assessed or imposed on the Landlord in respect of the ownership or management of the Development by city or other governmental authority having jurisdiction, whether of a nature now or hereafter levied, assessed or imposed, together with the cost to the Landlord of contesting, appealing or negotiating the same in good faith but excluding those taxes and fees of the Tenant or other tenants referred to in
Article 10.01 hereof.

20.26   "RENT" means Basic Triple Net Rent and Additional Rent.

20.27   "TAX COST" means the cost of Real Property Taxes.

20.28   "TENANT'S PROPORTIONATE SHARE" means:

        (a) in relation to each of Building Operation and Maintenance Costs and HVAC Costs the proportion that the Area of the Leased Premises is of the Gross Rentable Area of the Building; and

        (b) in relation to Development Operation and Maintenance Costs, and Tax Cost, the proportion that the Area of the Leased Premises is of the Gross Rentable Area of the Development. Prior to completion of construction of all buildings in the Development, the estimated Gross Rentable Area of all buildings planned in the Development from time to time shall be used for the purposes of determining Tenant's Proportionate Share of Development Operation and Maintenance Costs.

20.29 "TENANT IMPROVEMENTS" means the improvements described in SCHEDULE "B" hereto.

20.30   "TERM" means the term of the Lease, as set out in Basic Term .04.

20.31 "YEAR OF THE TERM" means each successive twelve (12) month period of the Term, the first of which commences on the Commencement Date.

                                   ARTICLE 21
                                  CONTINGENCIES

21.1 TENANT'S CONTINGENCY. If Landlord has not obtained approval of Landlord's proposed site plan for the Development by January 31, 1998, Tenant shall have the right to terminate this Lease by giving Landlord written notice of Tenant's election to terminate the Lease on or before February 10, 1998. If Tenant elects to terminate this Lease under this Article 21.1, this Lease shall terminate effective as of the date of Tenant's notice of termination.


                                   ARTICLE 22
                   REIMBURSEMENT OF TENANT'S RENT OBLIGATIONS

        Commencing on the Commencement Date and continuing through February 28, 1999, Landlord agrees to pay Tenant, on a monthly basis on or before the first day of each calendar month, the amount of $37,778.00 (the "Rent Reimbursement"), which amount represents one-half (1/2) of Tenant's base rental obligations under Tenant's existing lease with Carr Realty Corporation for space at 6464 - 185th Avenue N.E., Redmond, Washington (the "Existing Lease"). In no event shall Landlord be obligated to pay Tenant more than the above established amount of the Rent Reimbursement and nothing in this Article 22 shall be construed to be an assumption by Landlord of any of Tenant's obligations under the Existing Lease. Notwithstanding anything herein to the contrary, if the Existing Lease or Tenant's obligation to pay rent thereunder terminates or is reduced prior to February 28, 1999, Landlord's obligation to pay Tenant the Rent Reimbursement shall also terminate or be reduced accordingly. Tenant hereby authorizes Landlord to negotiate directly with the landlord under the Existing Lease to obtain an agreement for the early termination of the Existing Lease and/or a reduction in the amounts due thereunder on terms reasonably acceptable to Tenant.


                                   ARTICLE 23
                               NAME OF DEVELOPMENT

        Landlord agrees to name the first phase of the Development after Tenant and shall keep such name in place for so long as Tenant occupies the Leased Premises. The exact name shall be mutually agreed upon between Landlord and Tenant and shall be similar to "Mosaix Center at Millennium Corporate Park".


                                   ARTICLE 24
                                 REFIT ALLOWANCE

        Provided Tenant is not then in default under the Lease, Landlord agrees to provide Tenant with an additional tenant improvement allowance of $250,000 (the "Refit Allowance") following the seventh (7th) anniversary of the Commencement Date. The Refit Allowance shall be used exclusively for the installation of new carpet and interior paint (the "Refit Improvements") unless otherwise agreed to by Landlord. The Refit Improvements shall be constructed by Landlord in accordance with the procedures set forth in Schedule B for the construction of the initial Tenant Improvements or, at Landlord's option, Tenant shall construct the Refit Improvements in compliance with the requirements to make alterations set out in paragraph 9.01.


                                   ARTICLE 25
                                     BROKERS

        Landlord shall pay Tenant's real estate broker, Pacific Real Estate Partners, Inc. ("Tenant's Broker"), a fee of five percent (5%) of the total Basic Triple Net Rent for the first five (5) years of the Term (which, for purposes of this Article 25, shall be March 1, 1999 to February 28, 2004) and two and one-half percent (21/2%) of the Basic Triple Net Rent for the second five (5) years of the Term (which, for purposes of this Article 25, shall be March 1, 2004 to February 28, 2009). Such fee shall be paid by Landlord when Tenant takes occupancy of the Leased Premises. In the event Tenant expands or is negotiating to expand the Leased Premises during the first two (2) years the Term, Landlord agrees to pay a fee with respect to the expansion space of two and one-half percent (21/2%) of the Basic Triple Net Rent for the remaining first five years of the Term and one and one-quarter percent (11/4%) of the Basic Triple Net Rent for the last five years of the Term. Tenant represents and warrants to Landlord that it has not dealt with any real estate broker other than Tenant's Broker with respect to this Lease. If Tenant has dealt with any other person or real estate broker with respect to this transaction, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorney's fees and costs.

        IN WITNESS WHEREOF the parties hereto have executed this agreement by their respective duly authorized officers in that behalf, as of the day and year first above written.

LANDLORD:

MILLENNIUM CORPORATE PARK L.L.C., A
WASHINGTON LIMITED LIABILITY COMPANY

By:     Continental Pacific, Inc., a
        Washington corporation,
        its managing member


        By:
           -----------------------------

        Its:
           -----------------------------

TENANT:

MOSAIX, INC., a
Washington corporation


By: [SIG]
    ------------------------------------
Its: President and CEO
    ------------------------------------

                                 LANDLORD NOTARY


STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF KING               )

        I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

        On this ____ day of ________________, 1997, before me personally appeared ________________________, to me known to be the ____________ of
Continental Pacific, Inc., a member of MILLENNIUM CORPORATE PARK L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

        WITNESS my hand and official seal hereto affixed the day and year first above written.




            [ S E A L ]
                                        --------------------------------------
                                        Notary Public in and for the State
                                        Of Washington, residing at ___________
                                        My commission expires:________________

                                        --------------------------------------
                                        [Type or Print Notary Name]

                                  TENANT NOTARY

STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF KING               )

        I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

        On this 11TH day of December, 1997, before me personally appeared NICHOLAS A. TILIACOS, to me known to be the PRESIDENT of MOSAIX, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        WITNESS my hand and official seal hereto affixed the day and year first above written.


         [ S E A L ]               /S/  LAURA E. BORDA
                                        Notary public in and for the State
       LAURA E. BORDA                   Of Washington, residing at
                                        Woodinville, WA
     STATE OF WASHINGTON                My commission expires: 11-9-98
                                        LAURA E. BORDA
        NOTARY PUBLIC                   [Type or Print Notary Name]

    MY COMMISSION EXPIRES 11-09-98

                                  SCHEDULE "A"

                             (PLAN OF THE BUILDING)
                              BUILDING "C" LOCATION

                            GROUND FLOOR OF BUILDING

                                   FLOOR PLAN

                            SECOND FLOOR OF BUILDING

                                   FLOOR PLAN

                             THIRD FLOOR OF BUILDING

                                   FLOOR PLAN

                                 SCHEDULE "A-1"

                                LEGAL DESCRIPTION


BUILDING "C" IN PHASE I OF MILLENNIUM CORPORATE PARK TO BE CONSTRUCTED ON A PORTION OF THE LAND LEGALLY DESCRIBED IN THE ATTACHED EXHIBIT "A".

                                 SCHEDULE "A-2"

                          RIGHT OF FIRST REFUSAL SPACE

                                  BUILDING "B"

                                  SCHEDULE "B"

                               TENANT IMPROVEMENTS


        1.    Plan for the Leased Premises.

              (a) Landlord and Tenant have agreed to a space plan ("Space
Plan") and work letter ("Work Letter") for installation of the Tenant Improvements in the Leased Premises. A copy of the Space Plan is attached hereto as Schedule "B-1" and a copy of the Work Letter is attached hereto as Schedule "B-2". The "Tenant Improvements" are set forth in detail in the Space Plan and Work Letter and include, but are not limited to, locations and specifications of doors, partitioning, ceilings, electrical fixtures, outlets and switches, telephone outlets, floor coverings, window coverings, HVAC equipment, fire and life safety equipment.

              (b) As soon as reasonably possible after the execution of the Lease, Landlord shall cause Landlord's Architect to coordinate the preparation of final working drawings and specifications ("Working Drawings") for the Tenant Improvements in the Leased Premises. All Working Drawings shall include, as required, architectural, mechanical, electrical and structural engineering drawings for installation of the Tenant Improvements in the Leased Premises in accordance with the Space Plan and Work Letter.

              (c) The Working Drawings shall be reviewed by Landlord and Tenant for compliance with the Space Plan and Work Letter. They also shall be submitted by Landlord to the appropriate governmental body for plan checking and a building permit. Landlord shall make any changes in the Working Drawings required to obtain the building permit. Tenant shall have five (5) working days from its receipt of the Working Drawings to approve the Working Drawings in writing. Tenant shall be deemed to have approved the Working Drawings if Landlord fails to receive a reply or approval of the Working Drawings within those five (5) working days.

        2. Construction and Completion of Tenant Improvements. After the Working Drawings have been prepared and approved, and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Working Drawings. Landlord shall supervise the completion of such work and shall use its reasonable best efforts to secure Substantial Completion (as defined below) of the Tenant Improvements by October 1, 1998. Notwithstanding the foregoing, if Landlord shall be delayed in Substantially Completing its work in accordance with the Space Plans and/or Working Drawings as a result of Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified herein; or Tenant's request for materials, finishes or installations other than those readily available; or Tenant's changes in the Working Drawings or Space Plan after approval thereof by Tenant, then the Commencement Date shall not be extended by any reason of Tenant delay. The terms "Substantial Completion," "Substantially Complete" and words of similar import as used herein, shall mean the date that Landlord's Architect certifies that the Tenant Improvements as described in this Schedule B are substantially complete except for punch list items. Certification by Landlord's architect of Substantial Completion of the Tenant Improvements in accordance with the terms of this Schedule B shall be conclusive and shall be binding upon Landlord and Tenant.

        3. Penalty for Delay. Except in the event of a delay in Substantial Completion caused in whole or in part by Tenant or caused by Force Majeure, Landlord shall pay Tenant a penalty for a delay in Substantial Completion of the Tenant Improvements beyond May 1, 1998 as follows:

           (a) If Substantial Completion of the Tenant Improvements occurs between May 2, 1998, and August 1, 1998, then Landlord shall pay Tenant a penalty of $15,000 per month;

            (b) If Substantial Completion occurs between August 2, 1998, and November 1, 1998, then Landlord shall pay Tenant a penalty of $15,000 per month for May, June, and July, and a penalty of $25,000 per month for August, September and October;

             (c) If Substantial Completion occurs between November 2, 1998, and February 28, 1999, then Landlord shall pay Tenant a penalty of $15,000 per month for May, June, and July, $25,000 per month for August, September and October, and $50,000 per month for November, December, January, and February; and

             (d) If Substantial Completion occurs on or after March 1, 1999, then Landlord shall pay Tenant a penalty of $15,000 per month for May, June, and July, $25,000 per month for August, September and October, $50,000 per month for November, December, January, and February, and from March 1, 1999 forward Landlord shall pay Tenant a penalty equal to the hold-over penalty (excluding any late charges, default interest, or other obligations of the Tenant), which Tenant actually pays to the landlord under the Existing Lease. In the event Landlord is obligated to pay Tenant a penalty under this subsection (d), Landlord shall have the right to negotiate directly with the landlord under the Existing Lease for a reduction in Tenant's obligations thereunder.

            (e) Upon issuance of Landlord's building permits for the Building, Landlord shall notify Tenant of Landlord's anticipated date of Substantial Completion (the "Updated Commencement Date"). Notwithstanding the above to the contrary, if Substantial Completion occurs after the Updated Commencement Date, then Landlord shall pay Tenant a penalty for each month of delay after the Updated Commencement Date equal to the amount of monthly base rent (excluding any late charges, default interest, or other obligations of the Tenant) which Tenant actually pays to the landlord under the Existing Lease. The penalty paid by Landlord under this subsection (e) shall be in lieu of any other applicable penalty that would be due under subsections (a) through (d) above for the time period following the Updated Commencement Date. In the event Landlord is obligated to pay Tenant a penalty under this subsection (e), Landlord shall have the right to negotiate directly with the landlord under the Existing Lease for a reduction in Tenant's obligations thereunder.

            (f) If Substantial Completion occurs on a date other than the first day of a calendar month, any applicable penalty shall be pro-rated based on the actual numbers of days in such calendar month.

        4. Cost of Tenant Improvements.

           (a) The Tenant Improvements shall be paid for by Landlord up to a cost of $3,803,040.00 ("Tenant Improvement Allowance"). That portion of the cost of the Tenant Improvements which exceeds the Tenant Improvement Allowance shall be paid by Tenant in advance by a cash deposit with Landlord in the full amount of the cost of the Tenant Improvements which exceeds the Tenant Improvement Allowance; provided, that if not all of the excess costs can be determined prior to construction, then Tenant shall pay the portion which can be determined in advance in cash prior to the commencement of the work and the balance of such excess costs within ten (10) days after Landlord's written demand for payment which demand shall set forth in reasonable detail the costs to be paid. The Tenant Improvement Allowance (and Tenant's payment for excess costs, if any) will be used to pay for the costs of constructing and installing the Tenant Improvements and Building Common Areas including, without limitation, Building lobbies, restrooms, showers, HVAC systems and dropped ceilings; Washington State Sales Tax; Landlord's reasonable construction coordination fee; and other costs and expenses incurred by Landlord under this Schedule B; provided, that the Tenant Improvement Allowance shall not be used to pay any costs associated with Tenant's telephone, computer and/or data services or related cabling with respect thereto, all of which costs shall be paid solely by Tenant.

           (b) Any change in specifications in the Space Plan, or in the Working Drawings after the initialling thereof by Landlord and Tenant, made at Tenant's request after the date of the execution of the Lease shall be made only after prior written approval of Landlord and shall be made at Tenant's sole cost and expense. The costs and expenses associated with any changes shall include any architectural, mechanical, electrical and structural engineering drawings, plans and specifications required by the changes.

        5. Punch List Items. Immediately prior to Tenant's occupancy of the Leased Premises, Landlord and Tenant shall jointly inspect the Tenant Improvements and create a written punch-list setting forth the additional corrective work to the Tenant Improvements are required to be performed pursuant to the Space Plan. Landlord shall promptly take such measures as are reasonably necessary to correct such punch-list items.

        6. Additional Allowance. In addition to the Tenant Improvement Allowance, Tenant shall, at Tenant's option, be entitled to receive an additional allowance toward the cost of the Tenant Improvements in the amount of $5.00 per useable square foot of the Leased Premises (the "Additional Allowance"). If Tenant desires to utilize the Additional Allowance, Tenant shall provide Landlord written notice thereof at the time the Space Plan is approved. If Tenant exercises its right to utilize the Additional Allowance by giving Landlord written notice thereof at the time of Space Plan approval, Landlord shall apply the Additional Allowance towards the cost of the Tenant Improvements and Tenant shall pay to Landlord, as additional Basic Triple Net Rent, an amount equal to the Additional Allowance, together with interest thereon at the Prime Rate, in equal monthly installments amortized over the initial Term. The first installment shall be due at the same time as the first payment of Basic Triple Net Rent and all future installments shall be due at the same time and in the same manner as payments of Basic Triple Net Rent.

        7. Interior Space Consultant Allowance. In addition to the Tenant Improvement Allowance, Landlord shall provide Tenant with an allowance of up to $90,000 (the "Interior Space Consultant Allowance") for Tenant's actual costs of interior design and construction administration consultant services for the Leased Premises. The Interior Space Consultant Allowance will be paid by Landlord directly to Tenant's interior space planner within thirty (30) days after Landlord's receipt of Tenant's written invoices for payment and evidence reasonably satisfactory to Landlord of the cost of Tenant's interior space consultant services.

                                 SCHEDULE "B-1"

                                   SPACE PLAN

                                  SCHEDULE "C"

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Leased Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. All curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Leased Premises shall be subject to the approval of the Landlord.

3. Interior signs on doors and the directory shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of the Tenant, and shall be of a size, color and style acceptable to the Landlord.

4. The skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

7. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or emanate from the Leased Premises.

8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to the Landlord the cost thereof.

9. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

10. The Leased Premises shall not be used for lodging or sleeping or for any illegal purpose.

11. Canvassing, soliciting and peddling in the Development is prohibited and each tenant shall co-operate to prevent the same.

12. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, mail or other materials, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

13. The Tenant shall not have or permit or cause to be on the Leased Premises any machines selling merchandise or services or providing entertainment, whether by coins, credit cards or otherwise, unless expressly approved by the Landlord in writing.

14. The Tenant shall not have or permit any public address, music broadcast or other sound system which may be heard beyond the limits of the Leased Premises.

15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

16. Tenant shall not install any radio or television antenna or other devices on the roof(s) or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Development or elsewhere.

17. Tenant shall store all its trash and garbage within its Leased Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Tenant assumes any and all responsibility for protecting its Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed.

20. Tenant's requirements will be attended to only upon appropriate application to the Development management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Development.

22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

23. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Development and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

24. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                  SCHEDULE "D"

                           Tenant Estoppel Certificate
                                 (Example Only)


RE:     Lease Dated:

        Landlord:

        Premises:

        Rent Amount:

        Lease Term:


To whom it may concern:

Tenant represents and certifies knowing that the reader is relying on the contents the following:

1. That Tenant is the tenant under the above described Lease and the Lease is in full force and effect and has not been amended since the date of the Lease, except as follows:

2. Tenant has taken possession of the premises, such possession having been delivered by Landlord and having been accepted by Tenant.

3. That the improvements, space, parking and common area facilities, if any, required to be furnished have been completed in all respects to the satisfaction of Tenant and have been accepted and are in use by Tenant, its customers, employees and invitees.

4. Tenant knows of no existing default by Landlord. Tenant does not have a claim against Landlord which might be set off or credited against future accruing rents.

5. No rents have been prepaid except as provided by the Lease.

6. The Basic Triple Net Rent for the premises is $____________ per month and the total rentable square footage is __________ square feet. The current Additional Rent for the premises is $____________ per month.

7. Rent started on __________, 19__, and rent is paid to __________, 19__.

8. A security deposit of $____________ was paid to Landlord.

9. If by foreclosure or otherwise, the lender, its successor or assigns ("Lender") comes into possession of the premises, then Tenant agrees to attorn to, be liable to, and recognize Lender as Landlord under the Lease and be bound by all the obligations imposed by the Lease on Tenant.

10. No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States.

11. Tenant will give prompt written notice to Lender, at such address as Lender may designate, if Landlord defaults under the Lease giving Lender details of the nature of the default. Prior to terminating the Lease for any reason before the expiration of the Lease Term, Tenant will allow Lender 30 days after receipt of notice to rectify or cure the default constituting the basis of the termination.

Dated: ____________________

Tenant:

                                   EXHIBIT A

                        CHICAGO TITLE INSURANCE COMPANY
                              A.L.T.A. COMMITMENT
                                   SCHEDULE A
                                  (Continued)
                                                Order No.: 457560
                                                 Your No.: KELLER PROPERTY
-------------------------------------------------------------------------------
                           LEGAL DESCRIPTION EXHIBIT
                    (Paragraph 4 of Schedule A continuation)

THAT PORTION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 6, TOWNSHIP 25 NORTH, RANGE 6 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON, LYING NORTHERLY OF THE NORTH MARGIN OF NORTHEAST UNION HILL ROAD;

TOGETHER WITH THAT PORTION OF GOVERNMENT LOTS 6 AND 7 OF SECTION 6, TOWNSHIP 25 NORTH, RANGE 6 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON, LYING NORTHERLY OF THE NORTH MARGIN OF NORTHEAST UNION HILL ROAD AND EASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT THE INTERSECTION OF THE NORTH MARGIN OF NORTHEAST UNION HILL ROAD WITH THE WEST LINE OF GOVERNMENT LOT 7;
THENCE NORTH 80 DEGREES 03'32" EAST ALONG SAID NORTH MARGIN 515.00 FEET; THENCE NORTH 02 DEGREES 14'11" EAST 2191.78 FEET TO A POINT ON THE NORTH LINE OF SAID GOVERNMENT LOT 6, DISTANT 545.75 FEET EAST, AS MEASURED ALONG SAID NORTH LINE, FROM THE NORTHWEST CORNER THEREOF AND THE TERMINUS OF SAID LINE;

EXCEPT ANY PORTION THEREOF LYING NORTHERLY OF THE CENTERLINE OF BEAR CREEK AND MARTIN CREEK, SAID CENTERLINES BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTH MARGIN OF SAID NORTHEAST UNION HILL ROAD WITH THE WEST LINE OF SAID GOVERNMENT LOT 7;
THENCE NORTH 80 DEGREES 03'32" EAST ALONG SAID NORTH MARGIN 515.00 FEET;
THENCE NORTH 02 DEGREES 14'11" EAST 679.60 FEET TO SAID CENTERLINE OF BEAR CREEK AND THE TRUE POINT OF BEGINNING OF SAID DESCRIBED LINE;
THENCE NORTHEASTERLY ALONG THE CENTERLINE OF BEAR CREEK AND MARTIN CREEK THE FOLLOWING COURSES:
THENCE SOUTH 77 DEGREES 53'16" EAST 117.10 FEET;
THENCE NORTH 81 DEGREES 16'20" EAST 95.53 FEET;
THENCE NORTH 76 DEGREES 48'29" EAST 151.88 FEET;
THENCE NORTH 72 DEGREES 38'17" EAST 129.88 FEET;
THENCE NORTH 85 DEGREES 08'33" EAST 118.81 FEET;
THENCE SOUTH 70 DEGREES 52'10" EAST 80.73 FEET;
THENCE SOUTH 86 DEGREES 12'17" EAST 103.83 FEET;
THENCE NORTH 74 DEGREES 27'30" EAST 93.10 FEET;
THENCE NORTH 66 DEGREES 48'56" EAST 141.68 FEET;
THENCE NORTH 72 DEGREES 54'14" EAST 96.15 FEET;
THENCE NORTH 60 DEGREES 28'37" EAST 43.05 FEET;
THENCE NORTH 56 DEGREES 52'39" EAST 85.84 FEET;
THENCE NORTH 84 DEGREES 58'45" EAST 99.88 FEET;
THENCE NORTH 35 DEGREES 12'27" EAST 66.37 FEET;
-------------------------------------------------------------------------------
                        CHICAGO TITLE INSURANCE COMPANY

                        CHICAGO TITLE INSURANCE COMPANY
                              A.L.T.A. COMMITMENT

                                   SCHEDULE A
                                   (Continued)

                                                               Order No.: 457560
                                                       Your No.: KELLER PROPERTY
--------------------------------------------------------------------------------

                           LEGAL DESCRIPTION EXHIBIT
                    (Paragraph 4 of Schedule A continuation)

THENCE NORTH 76 DEGREES 31'20" EAST 65.11 FEET;
THENCE NORTH 85 DEGREES 47'58" EAST 88.54 FEET;
THENCE SOUTH 86 DEGREES 45'20" EAST 85.89 FEET;
THENCE NORTH 72 DEGREES 43'20" EAST 85.47 FEET;
THENCE SOUTH 88 DEGREES 38'44" EAST 37.29 FEET;
THENCE SOUTH 69 DEGREES 21'52" EAST 19.70 FEET;
THENCE SOUTH 52 DEGREES 44'57" EAST 57.69 FEET;
THENCE SOUTH 84 DEGREES 58'59" EAST 37.73 FEET;
THENCE NORTH 79 DEGREES 51'55" EAST 89.63 FEET;
THENCE NORTH 82 DEGREES 02'53" EAST 149.28 FEET TO THE EAST LINE
OF SAID EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 6 AND THE TERMINUS OF SAID DESCRIBED LINE.

(ALSO KNOWN AS REVISED PARCEL 4 OF CITY OF REDMOND LOT LINE REVISION NO. LLR94-016, RECORDED UNDER RECORDING NUMBER 9603049006.)







--------------------------------------------------------------------------------
                        CHICAGO TITLE INSURANCE COMPANY

                                  SCHEDULE B-2

                                  WORK LETTER

GENERAL DESCRIPTION

The following specifications shall be read in conjunction with the schematic space plan to be prepared by JPC and the schematic shell and core documents prepared by Mithun Partners dated June 5, 1997. The drawings and specifications represent the Tenant's design intent for the purposes of budgeting and definition of interior improvements for allocation of Tenant Improvement Allowance.

OWNER RESPONSIBILITIES

A. GENERAL:

1. Codes and Ordinances -- The Building Shell and Interior Improvements shall comply with all applicable codes as enforced by the City of Redmond.

2. Permits -- The cost of all permits, fees, and licenses required for construction of the shell shall be paid by Landlord.

3. Final Inspections -- Landlord shall be responsible for obtaining final inspection from all governing agencies as required to obtain Certificate of Occupancy for the building shell at Landlord's cost. Landlord shall coordinate final inspections required to obtain Certificate of Occupancy of the Tenant premises at Tenant's cost (Tenant Improvement Allowance).

4. Schedules -- Landlord shall provide and maintain a detailed schedule of construction and occupancy based on agreed upon delivery dates for tenant provided materials, equipment, and furnishings. Landlord shall notify Tenant in writing of any tenant provided information or approvals that will affect the schedule. Tenant shall be given reasonable time to provide the requested information.

B. IMPROVEMENTS TO BE PROVIDED BY LANDLORD:

 1. SIGNAGE -- Landlord shall provide a tenant monument sign adjacent to Building C. Landlord shall also provide signage for disabled and visitor parking stalls near the entrance to the building. All signage must conform to the City of Redmond Sign Code Standards.

 2. Sign Lighting -- Landlord shall provide adequate site and parking area lighting customary to suburban office parks and as required by City of Redmond Code.

 3. Floors -- Landlord shall provide cured and sealed concrete floors that are level to within industry standards and ready to receive tenant's finish flooring.

 4. Lobby Stairwell -- Landlord to provide unfinished lobby stairwell. Tenant is responsible for hand rail and finishes.

 5. Perimeter Stairwells -- Landlord to provide one unfinished stairwell at each end of building as shown on plan. Tenant is responsible for all finishes.

 6. Elevator -- Landlord shall provide two 2500 lb hydraulic elevators. Tenant is responsible for cab finishes.

 7. Insulation -- Landlord will insulate the building slab, roof, and all piping, waterlines, and rain leaders as required by code. All exterior wall insulation and acoustical insulation of ceilings and partitions will be part of Tenant Improvements.

 8. Sprinkler -- Landlord shall provide a complete sprinkler system to meet local standards based on class B occupancy. All downheads and head modifications due to Tenant Improvement partitioning are part of Tenant Improvements.

 9. Plumbing -- Plumbing will include installation of a 2" copper waterline which will run below the second floor deck, approximately at the building center. A 6" sewer drain line will run under-slab. Included are related shut-off valves, clean-outs, and other miscellaneous items. Landlord shall provide rough plumbing associated with Toilet Rooms, Shower Rooms, drinking fountains on each floor, roof drains and miscellaneous core drain waste and vent piping per standard building design.

10. Exhaust -- Landlord shall provide exhaust fan and ductwork for Toilet Room and Shower Room exhaust per standard building design.

11. Fire Alarm System - Landlord to provide a sprinkler system alarm including flow and tamper switches as required by code for shell letter.

TENANT IMPROVEMENTS

A. GENERAL:

1. Tenant Improvement Work - The Tenant Improvement Items defined herein consists of work items approved by Landlord to be paid out of the Tenant Improvement Allowance. Unless otherwise addressed all Tenant Improvements will be constructed to a level of quality and finish which meets or exceeds Landlord's building standards.

2. Codes and Ordinances - The Tenant Improvements shall comply with all applicable codes as enforced by the City of Redmond.

3. Permits - The cost of all permits, fees, and licenses required for construction of the Tenant Improvements shall be paid out of the Tenant Improvement Allowance.

4. Schedules - Tenant will provide Landlord with completed specifications and drawings of its Tenant Improvements no later than ____________, 1997. Tenant will provide "Tenant Provided" materials, equipment, and furnishings within the time frames specified by Landlord provided that that Landlord gives Tenant reasonable prior notice to provide such items.

B. TENANT IMPROVEMENT ITEMS:

1. Patio - Construction of an outdoor patio area on the West side of Building C providing said patio does not interfere with project walkways, parking or Building B - Size and exact location are subject to Landlord's approval.

2. Raised Access Flooring - Computer Room shall receive 12" height raised access flooring with ramp and handrail.

3. Food Services - Food service equipment associated with cafeteria and coffee break areas, such as refrigerators, microwaves, dishwashers, garbage disposals, refrigerated display cases, sinks, cooking surfaces, etc. and all required plumbing, venting, and fire suppression systems.

4. Signage - Purchase and installation of tenant signage mounted to face of building as allowed by City Ordinances and subject to approval by Landlord.

5. HVAC - Purchase and installation of HVAC system for the building - Tenant shall have the right to review and approve the proposed system to assure the system provides the level of control and capacity required for tenant's loads. Tenant will require 24 hour and/or extended hours HVAC in designated areas of the building.

6. Restrooms - Tenant to provide finished restrooms in the locations designated on building plan. Minimum restrooms finish will include toilet partitions, plastic laminate countertops with mirror above and ceramic tile on floors, base and wet walls. Other walls to receive vinyl wall covering.

7.      Shower Rooms - Tenant will be responsible for installing shower stalls.

8. Entry and Elevator Lobbies - Tenant to provide a first floor entry lobby with building standard finishes or better.

9. Electrical - Tenant shall provide one 2,400 Amp, 277/480V, 3 phase, 4-wire service. House power to include a 200 Amp, 277/480V panel; 15 KVA transformer and 60 Amp, 120/208V sub-panel.

10. Sprinklers - All downheads and head modifications due to Tenant Improvement Partitioning - Tenant may choose to purchase and install a preaction sprinkler system for the Computer Room.

11. Electrical Work - All electrical work necessary to install the Tenant's electrical service and distribution system.

12. Emergency Generator - Emergency Generator and associated sitework and infrastructure - size and location are subject to Landlord's Approval.

13. Frames - Hollow metal frames located in shipping/receiving, and cafeteria areas.

14. Exterior Doors - One pair of 3'-0" x 7'-0" exterior doors at shipping/receiving area.

15. Lighting - Installation of building standard or better lighting - Tenant may choose to install an indirect lighting system for the open office areas.

16. Relites - Wood frame relites with 1/4" tempered glass shall be located as indicated on space plan subject to City approval

17. Security System - Provision and installation, including rough in, of a card access or security system

18. Partitions & Exterior Walls - All interior partitions and the furring, insulation and finish of all exterior walls

19.     Window Coverings - All window coverings

BUILDING STANDARDS

All building standards are subject to Landlords finalization of Building Standard Specifications, however said Building Standards will generally include the following:

BUILDING STANDARDS

All building standards are subject to Landlords finalization of Building Standard Specifications, however said Building Standards will generally include the following:

1. Finish Carpentry and Millwork - Millwork shall consist of countertops, cabinets, shelving and trim and shall be constructed as follow:

                Quality: Custom grade matching commercial standard product lines using European style construction. Marine grade plywood shall be used at all cafeteria countertops.

                Door Design:            Flush Overlay

                Hinges:                 Concealed, Soss or equal

                Pulls:                  Wire type, finish to match hardware

                Millwork Finish:        All surfaces shall have plastic
                                        laminate, matte finish, Wilsonart or
                                        equal

                Backsplash:             4" plastic laminate in all wet areas

2. Finish Carpentry - All wood finish material shall be pre-finished stain grade birch solids and veneers.

3. Doors - All interior doors shall be 1 3/4" x 3'-0" x 7'-0". Doors shall be solid core Birch veneer with solid hardwood edge and stained finish.

4. Frames - All interior frames shall be birch, finish to match doors. Jambs to be fire-rated where required by code.

5. Hardware - Hardware shall be specified to meet tenant's security and access requirements. Locks and latches shall be commercial grade with lever handle.

6. Interior Partitions - Building standard partition shall consist of 5/8" GWB over 2 1/2" metal studs at 2'-0" O.C. with 1/2" reveal at ceiling.

7. Core Partitions - Core wall partitions shall have taped and finished GWB surface.

8. Ceiling - Ceilings may consist of GWB over metal stud framing for limited soffited areas, or lay-in acoustical tile ceilings in suspended metal grid for the primary ceiling.

9. Light Fixtures - 2x4 parabolic deep cell, 3 lamp with electronic ballasts.

10.     Carpet - 28 oz. loop pile, glued down.

11.     Base - 4" Rubber base.

12.     Paint - Eggshell finish, applied in two coats over primer.

13.     Window Coverings - Horizontal 1" mini-blinds at all exterior windows.